UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2024

EASTSIDE DISTILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38182	20-3937596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

755 Main Street, Building 4, Suite 3

Monroe, CT 06468

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (484) 800-9154

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	EAST	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously disclosed on Eastside Distilling, Inc.’s (the “Company” or “Eastside”) Current Report on Form 8-K filed with the Securities and Exchange Commission on October 7, 2024, the Company entered into an Agreement and Plan of Merger and Reorganization under which the Company acquired Beeline Financial Holdings, Inc. (“Beeline”). The Company is filing this Current Report on Form 8-K to update the investing public with information concerning Beeline, its business, Beeline’s financial statements for the fiscal years ended December 31, 2023 and 2022 and Beeline’s financial statements for the six months ended June 30, 2024.

BUSINESS

Overview and History

Beeline is a fintech mortgage lender and title provider transforming the home loan process into a shorter, easier path than conventional mortgage lending for millions of Americans seeking a digital experience. Beeline has built a proprietary mortgage and title platform leveraging advanced technical tools with sophisticated language learning models and combining an appropriate amount of human interaction to create a better outcome for mortgage borrowers. Beeline was founded in 2019. with principal offices located in Providence, Rhode Island. An Australian subsidiary has offices in Burleigh Heads, Australia. Beeline also has executive office suites in 3 locations in the United States.

Beeline’s business model is focused on providing an efficient process for consumers to more easily access mortgage lending using our online portal and services. In 2024, approximately 58% of the loans Beeline originated and brokered through October 31, 2024, were non-qualified mortgage loans (“Non-QM loans”) where the consumer, for example, lacked traditional income from employment in contrast to investment, rental income or other 1099 income or where the consumer has sufficient assets to support the loan. Although Beeline faces significant competition from major national, regional and local banks as well as other online lenders and many conventional mortgage lenders, it does not believe that these other lenders seek to originate non-conforming loans in any material way.

Beeline primarily serves as the lender for its conventional loan underwriting and on most of its Non-QM loans. Beeline also serves as a mortgage broker for certain loans with third party lenders - primarily for the remainder of Non-QM loans. In 2024, Beeline acted as lender in 59% of its loan transactions, and as mortgage broker in 41% of its loan transactions. Beeline leverages its industry-specific knowledge and infrastructure, using a combination of licensed and proprietary technology, to provide an alternative to a more manual, non-technology focused lending process for residential properties in the United States.

Beeline’s Mortgage Lending Business

Beeline is licensed to operate in 28 states including California, Florida and Texas. Beeline’s services and platform are designed to address the evolving real estate market, including the increasing use of online and digital means of financing access as well as a trend away from conventional lending qualification practices, in part by placing consumers in front of financing opportunities that may not be available from lenders using the conventional approach to loan qualification processing. Its focus is on residential properties. However, a small portion of Beeline’s originated loans (less than 10%) are for commercial properties.

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Beeline can generate mortgagee approvals that are more reliable than traditional pre-approvals in as little as 7 to 10 minutes and lock rates for borrowers in one session from their mobile device. Beeline’s unique experience was built for digital-first consumers and property investors who grew up in the gig economy and who desire a frictionless, digital experience. Beeline offers a unique variety of mortgage products when compared to other mortgage lenders, including the “top 50” lenders, allowing borrowers a higher probability of home ownership or to take cash out of their property through a refinance transaction.

Most top 50 lenders will deny a borrower if they are not approved for a conventional mortgage backed by Freddie Mac or Fannie Mae, the two government-sponsored enterprises (“GSEs”) that back a majority of mortgages in the U.S. (“QM loans”). In this instance, Beeline will re-route the borrower to a non-traditional mortgage process offering solutions not offered by larger lending institutions. Combining QM loans and Non-QM loans through a single streamlined platform available any time provides strong differentiation and resulting options for Beeline’s customers.

As the real estate industry has evolved, Non-QM loans have become more popular, relying on a different set of underwriting criteria which are more suited to borrowers whose situations do not line up with more stringent guidelines created for and based on the previous generation and economy. Beeline is one of the few direct-to-consumer digital mortgage lenders that offer both QM and Non-QM loans from a single platform allowing Beeline to better serve the 75 million Millennials and Gen Z quickly emerging as home buyers and currently representing approximately 40% of the home purchase market. During 2024, 24% of Beeline’s loan originations were home purchases, and 76% were refinance transactions.

As described elsewhere in this section, Beeline’s business is multi-faceted, and Beeline can serve multiple roles in the home lending process. In addition to the lending operation, Beeline also has two title agencies in its umbrella. One title agency is wholly owned and the other title agency is a joint venture with an asset manager in which Beeline holds 50.9% of the ownership. Beeline also has a subsidiary focused on the development of artificial intelligence (“AI”) that Beeline’s lending operation leverages in chat on its website.

Beeline breaks down the legacy role-based mortgage process into tasks for faster processing. Beeline has built automation to satisfy underwriting conditions in the loan file in real time. This expedites the time to close while minimizing headcount and expense for Beeline. Beeline expects that its technology and systems will continue to evolve, which will permit growth over the next three to five years. However, there are no assurances that Beeline will grow during this period.

Beeline generates its leads exclusively online relying heavily on Google advertising, which generated over 85% of its leads during the period ended October 31, 2024. One other source accounted for more than 10% of Beeline’s leads. Its marketing processes and strategizes are further described under “Marketing” below.

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Beeline’s Services

Beeline is a digital mortgage operation leveraging proprietary AI, streamlined task-based processing, data integrations and human capital for originating, evaluating, approving and closing a mortgage.

●	Marketing and Sales: Beeline uses an AI chatbot to enable cost-effective communication with prospective borrowers to respond to inquiries and answer questions about our lending offerings, enhance borrower engagement and introduce new borrowers to our platform. This AI product is powered by MagicBlocks, Inc. (“MagicBlocks”), a company in which Beeline currently owns a 48% interest. For more information on MagicBlocks, see page 6 of this Report.
●	Application and Pre-Qualification: When Borrowers are ready to apply, they are taken through a seven-to-ten-minute journey through a series of conversational-style questions, collecting the information required to complete a loan application.
●	Document Collection and Verification: The system automatically asks for required documents, such as bank statements, tax returns, and employment information based on the loan type and purpose. Many platforms utilize a secure an application programming interface to link directly to borrowers’ financial accounts, making it easier to verify income, assets, and employment information without manual uploads.
●	Approval and Closing: Once underwriting is completed, the borrower receives a conditional approval. Where legally permissible under state law, Beeline schedules online closings, further reducing the need for physical paper and cuts down on signing errors and time to post-close review a loan file. Where that is not possible, the loans close in-person.
●	Post-Closing and Servicing: After closing, loans are sold to aggregators who handle all servicing.
●	Beeline also offers title and closing services. Beeline’s mortgage services and title operations are tightly integrated, providing a seamless customer experience. Beeline acts as the agent in its title and closing services business, selling title insurance policies for some of the largest title underwriters, including First American National Title Insurance Company, Fidelity National Title Insurance Company and Westcor Land Insurance Company.

Sources of Revenue

Beeline generates revenue from the below three key sources. The numbers reflect the approximate percentages of Beeline’s 2024 revenue through October 31, 2024:

●	Net gain on sale of loans: Once Beeline closes on a loan, it then sells that loan to an aggregator at a predetermined price. The proceeds are recorded as a gain on sale of loans. This source accounted for 66% of revenue.
●	Title fees: Fees associated with closing a mortgage for a lender, which averages approximately $1,700 per closed file. Currently Beeline Title handles the title and escrow services for 60% of the mortgages that Beeline originates while also offering its title and closing services to other lenders. This source accounted for 20% of revenue.
●	Loan origination fees: This is a fee charged to a borrower to offset the costs of origination. This source accounted for 15% of revenue.

Beginning in 2025, Beeline expects to start licensing its proprietary software to other mortgage lenders, which would create recurring revenue if it is successful in implementing this goal.

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Marketing

Unlike major national, regional and local banks, Beeline generates new customers solely from online advertising. Beeline has no local branded offices appealing to consumers in contrast to these banks which offer deposit services and check cashing at local offices. As stated above, Google advertising has accounted for more than 85% of new customers in 2024; one other source, FreeRateUpdate.com, generated more than 10% of Beeline’s new customers during this same period.

Beeline’s marketing strategy plays a pivotal role in propelling its growth, focusing on key areas to drive customer acquisition, optimize return on investment, and enhance customer satisfaction. Through targeted campaigns, Beeline attracts new customers and explores untapped product and audience segments. Its team’s deep analysis of customer value, along with return on ad spend, supports strategic planning and resource allocation. Predictive models that Beeline deploys further estimate customer lifetime value, enabling the Beeline team to tailor campaigns to maximize long-term profitability.

Sophisticated measurement, reporting, and attribution methods provide the foundation for assessing campaign performance, ensuring that every marketing dollar spent is contributing toward Beeline’s goals. Beeline often experiments with new traffic sources and campaign types, which positions it well to keep Beeline’s marketing strategy agile and competitive. Through clear and compelling communication of Beeline’s unique value propositions, the marketing team strengthens customer relationships. Simultaneously, its ongoing focus on improvements to the customer experience make Beeline’s offerings more accessible and user-friendly, adding value at every stage of the customer journey. The Beeline marketing team operates within four primary pillars: Acquisition, Marketing Data, Marketing Communications, and Product - each contributing uniquely to its overall growth strategy. An overview of these pillars is included below.

●	Acquisition: As Beeline’s 2024 lead generation reflects, it relies heavily on Google and one other online source for leads. To further its growth, Beeline may need to reduce this dependency and seek other material lead sources. Acquisition efforts are focused on managing advertising budgets efficiently, allocating resources strategically, and meticulously tracking return on ad spending. This approach is designed to maximize returns across various campaigns, ensuring that investments in new customers yield measurable outcomes.
●	Marketing data: Marketing data is the heart of Beeline’s decision-making process. Regular performance reviews provide insights into advertising effectiveness, while advanced reporting and analytic tools generate actionable insights that guide the team’s strategies. By applying sophisticated attribution models, Beeline fosters accurate tracking and analysis of the customer journey, which helps optimize budget allocation. Predictive forecasting models assist Beeline in anticipating long-term customer value, allowing it to invest more effectively. Additionally, Beeline gathers competitive intelligence to stay informed about industry trends, positioning it strategically in a dynamic market.

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●	Marketing communications: Beeline deploys automated, periodic emails, sometimes referred to as “drip” campaigns, to nurture potential leads and encourage conversions. It also leverages targeted auto-communications to increase engagement and conversion rates at key points in the customer lifecycle. Social media management allows Beeline to maintain a strong, visible presence across platforms, while AI-driven content generation supports scalable, relevant messaging. Each of these efforts contributes to building a compelling value proposition, strengthening Beeline’s brand identity, and establishing trust with current and potential customers. Additionally, special promotions and offers incentivize new customers and retain existing ones, making the brand more competitive.
●	Product: This focuses on optimizing the customer experience through conversion rate improvements, user experience enhancements, and tailored landing pages that resonate with different customer segments. Beeline’s ongoing product testing ensures that updates are in line with customer needs, while AI-powered solutions are being developed to provide a more personalized experience. These efforts are designed to create a seamless, customer-centric product that adds value to each stage of the user’s journey, reinforcing Beeline’s commitment to customer satisfaction.

Intellectual property

Beeline primarily relies upon a combination of trade secrets, service marks and technology licensing, as described below.

●	POS & Tracker: A sophisticated platform that captures, analyzes and retrieves information to process a mortgage transaction.
●	Decision Engine: Data driven platform designed to issue approvals based on the data collected and information provided by the new customer.
●	Resolution Engine: A tool that captures mortgage tasks and completes those tasks with data, documents or human involvement.
●	BlinkQC: An in-house automated quality control (“QC”) solution that can perform a Fannie Mae/Freddie Mac required pre-close audit in approximately three minutes at a closing cost of less than $12.50 per file. By contrast, third party QC firms can take between an hour and 48 hours to complete and cost up to $175.00 per file.
●	MagicBlocks: A platform that allows businesses to build their own custom AI tools through administrative protocols. Bob, the AI chatbot referred to below is powered by MagicBlocks. Beeline leverages its relationship with MagicBlocks to enhance its customers’ experience and drive engagement. Beeline is a founder of MagicBlocks and currently owns 48%; however, MagicBlocks is seeking investment funding and planning to grant equity to employees which will reduce Beeline’s ownership. Beeline currently uses this technology without any license or any agreement to pay royalties. If MagicBlocks were to sever its relationship with Beeline, it would have to locate another AI tool, which could be disruptive to Beeline’s business until it found a replacement and was able to integrate this new AI technology into Beeline’s operations. Beeline believes that other suitable sources exist, although the cost will reduce Beeline’s gross profit margins.
●	“Bob”: is one of the first mortgage AI chatbots, handling incoming chat-based communication through its website on a 24/7 basis. Beeline recently upgraded Bob and since this upgrade 30 days ago, Bob converts conversations into applications at a rate six times more accurate than its human loan officers, who Beeline refers to as “Loan Guides”. Beeline plans for Bob to soon start voice campaigns for generating sales activities and enhancing customer service. By the end of the first quarter of 2025, Bob is expected to start processing files. It will then process some underwriting functions by the end of the third quarter of 2025. A certain level of human interaction and involvement is needed for the mortgage process, therefore Bob will always work in an environment that leverages AI abilities and humans when needed.
●	License for software: Beeline licenses the loan origination software and customer relationship management platform from third party vendors.

Competition

Banks and other savings institutions dominate the mortgage lending business. Their competitive advantages are financial strength, which includes the availability of capital to fund loans, management and employee skills, experience and availability, the ability to use their financial strength to leverage compliance costs and local visibility.

Digital direct-to-consumer mortgage lending has grown rapidly, especially post-COVID, as the trend toward remote communication and digitization of the economy accelerated. As a result, many younger consumers demand a faster, more efficient mortgage processes. Key trends include the adoption of AI and machine learning for underwriting, online document management, and personalized loan options.

The market for online mortgage lending is substantial, with projections suggesting continuous growth due to convenience, cost-efficiency, and customer demand for transparency and lower fees.

Beeline’s key online competitors are:

●	Rocket Mortgage: The largest digital mortgage lender in the U.S., known for its streamlined application process and fast approvals. Its online platform is user-friendly, and it offers competitive rates. Rocket Mortgage leverages AI to enhance customer experience and predict borrower needs.
●	Better.com: Differentiates with its digital-first experience and AI-driven recommendations. It emphasizes transparency and customer support, with a streamlined, all-digital process.
●	SoFi: Targets a younger demographic, particularly first-time homebuyers. SoFi combines mortgage products with personal finance management tools. It emphasizes low fees and offers a diverse array of financial services and non-mortgage loan products.
●	LoanDepot: Strong presence in both direct-to-consumer and retail channels, with its proprietary technology called mello®. LoanDepot aims to combine human assistance with technology-driven processes to cater to diverse customer needs.
●	Ally Home: Part of Ally Bank, Ally Home focuses on an all-digital mortgage process and targets consumers interested in a bundled experience with their banking services.

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However, as of the date of this Report, Beeline does not believe that the above competitors provide Non-QM loans in any material way. Beeline believes the combination of its mortgage product offerings and its focus on a digital first experience, provides it with a competitive advantage.

On the other hand, certain of Beeline’s competitors have greater resources and brand recognition than us, or otherwise pose a competitive threat to our business. See “Risk Factors” at page 23 for risks related to the competition Beeline faces in its industry.

Strategy for success

Beeline’s strategy is focused on developing and leveraging excellent technology to enable better scale at a reduced cost while delivering an exceptional customer experience. This will be done through AI, automation and task-based workflows. As mentioned, the cost to originate a mortgage is approximately $9,000 to $13,000. Beeline’s goal is to get that below $6,000.

Additionally, Beeline’s strategy includes the ability to keep the consumer in the Beeline ecosystem - keeping that customer for the title work and escrow/settlement services. This increases Beeline’s revenue per file by an average of $1,700.

None of this is possible without a great brand and great user experience when interacting with Beeline’s technology and staff. Beeline’s strategy in this area is to continue to push digital content to the right audiences who are interested in a lending experience like the one it offers. When human touch points are necessary or requested, Beeline provides the consumer with a knowledgeable, friendly and solutions-based support system.

Building different mortgage products at scale is critical as well, therefore another strategy is a separation of the Non-QM and QM loans into their own verticals. Each type of loan has specific needs and nuances so ensuring smooth workflow for each is part of Beeline’s long-term success. Keeping Non-QM and QM products as offerings is important to revenue diversification.

GOVERNMENT REGULATIONS

The statements in this section describe the government regulations specific to Beeline’s industry and should be considered carefully in conjunction with other information contained in this Report including the “Risk Factors” below.

These statutes and regulations regulate how Beeline operates, and the licenses Beeline and its employees are required to maintain. They also dictate the education and training required by employees, disclosures that are required to be made to consumers, etc. Any changes to the regulatory structure may impact how Beeline does its business.

Government Regulations Affecting Mortgage Loan Origination

Beeline operates in a heavily regulated industry that is highly focused on consumer protection. The extensive regulatory framework to which Beeline is subject includes U.S. federal and state laws and regulations. Governmental authorities and various U.S. federal and state agencies have broad oversight and supervisory authority over all aspects of Beeline’s business.

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Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), the Consumer Financial Protection Bureau (“CFPB”) was established to ensure, among other things, that consumers receive clear and accurate disclosures regarding financial products and to protect consumers from hidden fees and unfair, deceptive or abusive acts or practices. The CFPB’s jurisdiction includes those persons producing or brokering residential mortgage loans. It also extends to Beeline’s other lines of business title insurance. The CFPB has broad supervisory and enforcement powers with regard to non-depository institutions, such as Beeline, that engage in the production and servicing of home loans.

As part of its enforcement authority, the CFPB can order, among other things, rescission or reformation of contracts, the refund of moneys or the return of real property, restitution, disgorgement or compensation for unjust enrichment, the payment of damages or other monetary relief, public notifications regarding violations, remediation of practices, external compliance monitoring and civil money penalties. The CFPB has been active in investigations and enforcement actions and has issued large civil money penalties since its inception to parties the CFPB determines have violated the laws and regulations it enforces.

Effective October 1, 2022, the CFPB revised the definition of a “qualified mortgage” (“QM”) which permits mortgage lenders to gain a presumption of compliance with the CFPB’s ability to repay requirements if a loan meets certain underwriting criteria. Lenders are now required to comply with a new QM definition in order to receive a safe-harbor or rebuttable presumption of compliance under the ability-to-repay requirements of the Truth in Lending Act (“TILA”) and its implementing Regulation Z. The revision to the QM definition created additional compliance burdens and removed some of the legal certainties afforded to lenders under the prior QM definition. Specifically, the revised QM rule eliminated the previous requirement limiting QMs to a 43% debt-to-income ratio (“DTI”) and replaced it with pricing-based thresholds. Loans at 150 basis points or less over the average prime offer rate (“APOR”) as of the date the interest rate is set, receive a safe harbor presumption of compliance, while loans between 151 and 225 basis points over the APOR benefit from a rebuttable presumption of compliance. The new rule also created new requirements for a lender to “consider” and “verify” a borrower’s income and debts and associated DTI, along with several other underwriting requirements. Additionally, the new QM definition eliminated a path to regulatory compliance that was available for originating loans that were eligible to be sold to GSEs, which was heavily relied upon by a large segment of the mortgage industry. Due to the transition to the new QM definition, there may be residual compliance and legal risks associated with the implementation of these new underwriting obligations.

The CFPB’s loan originator compensation rule prohibits compensating loan originators based on a term of a transaction, prohibits loan originators from receiving compensation directly from a consumer or another person in connection with the same transaction, imposes certain loan originator qualification and identification requirements, and imposes certain loan originator compensation recordkeeping requirements, among other things.

Beeline is also supervised by regulatory agencies under state law. From time-to-time, Beeline receives examination requests from the states in which Beeline is licensed. State attorneys general, state mortgage licensing regulators, state insurance departments, and state and local consumer protection offices have authority to investigate consumer complaints and to commence investigations and other formal and informal proceedings regarding Beeline’s operations and activities. In addition, the government-sponsored enterprises, or GSEs, the Federal Housing Authority (the “FHA”), the Federal Trade Commission (the “FTC”), and others subject Beeline to periodic reviews and audits. This broad and extensive supervisory and enforcement oversight will continue to occur in the future. Beeline maintains dedicated staff on the legal and compliance team to ensure timely responses to regulatory examination requests and to investigate consumer complaints in accordance with regulatory regulations and expectations.

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Federal Lending Laws and Regulations

Numerous U.S. federal regulatory consumer protection laws impact Beeline’s business, including but not limited to:

●	the Real Estate Settlement Procedures Act (“RESPA”) and Regulation X, which require certain disclosures to be made to the borrower at application, as to the lender’s good faith estimate of loan production costs, and at closing with respect to the actual real estate settlement statement costs (for most loans, such disclosures are in conjunction with those required under the TILA), prohibit kickbacks, referrals, and unearned fees in connection with settlement service business and impose requirements and limitations on affiliates and strategic partners, and certain loan servicing practices including with respect to escrow accounts, requests for information from borrowers, servicing transfers, lender-placed insurance, error resolution and loss mitigation;
●	the TILA including the Home Ownership and Equity Protection Act (“HOEPA”) and Regulation Z, which regulate mortgage loan production and servicing activities, require certain disclosures be made to borrowers throughout the loan process regarding terms of mortgage financing (including those disclosures required under the TILA-RESPA Integrated Disclosure (the “TRID” rule), provide for a three-day right to rescind some transactions, regulate certain higher-priced and high-cost mortgages, require lenders to make a reasonable and good faith determination that consumers have the ability to repay the loan prior to consummation, mandate homeownership counseling for high-cost mortgage applicants, impose restrictions on loan production compensation, and apply to certain loan servicing practices;
●	the Fair Credit Reporting Act and Regulation V, which regulate the use and reporting of information related to the credit history of consumers, require disclosures to consumers regarding the use of credit report information in certain credit decisions and require lenders to take measures to prevent or mitigate identity theft;
●	the Equal Credit Opportunity Act and Regulation B, which prohibit discrimination on the basis of age, race and certain other characteristics in the extension of credit, require creditors to deliver copies of appraisals and other valuations, and require certain notifications to applicants for credit;
●	the Homeowners Protection Act, which requires certain disclosures and the cancellation or termination of private mortgage insurance once certain equity levels are reached;
●	the Home Mortgage Disclosure Act and Regulation C, which require reporting of mortgage loan application, origination and purchase data, including the number of mortgage loan applications originated, approved but not accepted, denied, purchased, closed for incompleteness and withdrawn;

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●	the Fair Housing Act, which prohibits discrimination in housing on the basis of race, sex, national origin and certain other characteristics;
●	the Fair Debt Collection Practices Act, which regulates the timing and content of debt collection communications and debt collection practices;
●	the Gramm-Leach-Bliley Act and Regulation P, which require initial and periodic communication with consumers on privacy matters, provide limitations on sharing nonpublic personal information, and the maintenance of privacy and security regarding certain consumer data in our possession;
●	the Bank Secrecy Act, or BSA, and related regulations including the Office of Foreign Assets Control and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (“the USA PATRIOT Act”), which impose certain due diligence and recordkeeping requirements on lenders to detect and block money laundering that could support terrorist activities;
●	the Secure and Fair Enforcement for Mortgage Licensing Act (SAFE Act”), which imposes state licensing requirements on mortgage loan originators;
●	the Electronic Signatures in Global and National Commerce Act and similar state laws, particularly the Uniform Electronic Transactions Act, which authorize the creation of legally binding and enforceable agreements utilizing electronic records and signatures and which require creditors and loan servicers to obtain a consumer’s consent to electronically receive disclosures required under federal and state laws and regulations;
●	the Electronic Fund Transfer Act of 1978 (“EFTA”) and Regulation E, which protect consumers engaging in electronic fund transfers;
●	the Servicemembers Civil Relief Act, which provides financial protections for eligible service members;
●	the Federal Trade Commission Act, the FTC Credit Practices Rules and the FTC Telemarketing Sales Rule, which prohibit unfair or deceptive acts or practices and certain related practices;
●	the Telephone Consumer Protection Act (“the TCPA”), which restricts telephone solicitations and automatic telephone equipment in connection with both origination and servicing of loans;
●	the Mortgage Acts and Practices Advertising Rule (“Regulation N”), which prohibits certain unfair and deceptive acts and practices related to mortgage advertising and imposes recordkeeping requirements on advertisers;
●	the CAN-SPAM Act, which makes it unlawful to send certain electronic mail messages that contain false or deceptive information and provide other protections for email users;
●	the Consumer Financial Protection Act, enacted as part of the Dodd-Frank Act, which (among other things) created the CFPB, and gave it broad rulemaking authority over certain enumerated consumer financial laws and supervisory and enforcement jurisdiction over mortgage lenders and servicers, and prohibits any unfair, deceptive or abusive acts or practices in connection with any consumer financial product or service; and
●	the Bankruptcy Code and bankruptcy injunctions and stays, which can restrict collection of debts.

Beeline is also subject to a variety of regulatory and contractual obligations imposed by entities purchasing loans from Beeline insurers and guarantors of the loans Beeline produces or facilitates.

State Lending Laws and Regulations

Beeline must comply with state laws and regulations, including licensing requirements and other regulations which vary by state, in order to conduct its business.

To conduct residential mortgage lending operations in the United States, Beeline is licensed in 28 states and the District of Columbia including California, Florida and Texas. Its title agencies also maintain licenses to operate in certain of these states. Generally speaking, the licensing process includes the submission and approval of an application to the applicable state agency, a character and fitness review of key individuals, and an administrative review of our business operations. Such requirements occur at the initial stage of license acquisition and throughout the period of licensure.

Under the SAFE Act, all states have laws that require mortgage loan originators employed by non-depository institutions to be individually licensed to offer mortgage loan products. These licensing requirements require individual loan originators to register in a nationwide mortgage licensing system, submit application and background information to state regulators for a character and fitness review, submit to a criminal background check, complete a minimum of 20 hours of pre-licensing education, complete an annual minimum of eight hours of continuing education and successfully complete an examination.

In addition to applicable federal laws and regulations governing Beeline’s operations, its ability to originate loans in any particular state is subject to that state’s laws, regulations and licensing requirements, which may differ from the laws, regulations and licensing requirements of other states. State laws often include fee limitations and disclosure and other requirements. Many states have adopted regulations that prohibit various forms of “predatory” lending and place obligations on lenders to substantiate that a customer will derive a tangible benefit from the proposed home financing transaction and/or have the ability to repay the loan. These laws have required most lenders, including Beeline, to devote considerable resources to maintain automated systems to perform loan-by-loan analysis of points, fees and other factors set forth in the laws, which often vary depending on the location of the mortgaged property.

Additionally, our business is subject to numerous types of state laws that are continuously changing, including laws related to mobile-and internet-based businesses, data privacy and advertising laws, which limit how companies can use customer data, impose obligations on companies in their management of such data, and require us to modify our data processing practices and policies, which results in substantial costs and expenses in an effort to comply.

In particular, there are numerous U.S. federal and state laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal data. In the loan origination process, Beeline obtains substantial personal data including credit reports, tax returns, social security numbers and income and asset sources, all of which must be kept confidential. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions. Following the European Union, California became the first state to adopt a data privacy law when in June 2018 it enacted the California Consumer Privacy Act (the “CCPA”). The CCPA requires covered companies to provide California consumers with new disclosures and will expand the rights afforded consumers regarding their data. Fines for noncompliance may be up to $7,500 per violation.

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Since the CCPA was enacted, the U.S. has at least 20 states – Colorado, Connecticut, Delaware, Indiana, Iowa, Kentucky, Maryland, Minnesota, Montana, Nebraska, New Hampshire, New Jersey, Oregon, Rhode Island, Tennessee, Texas, Utah and Virginia - have comprehensive data privacy laws in place or are about to be effective. At least seven additional states have enacted narrower privacy laws – Florida, Maine, Michigan, Nevada, New York, Vermont, and Washington. Other states have introduced privacy bills that address a range of issues, including protecting biometric identifiers and health data, or governing the activities of specific entities. This patchwork approach to privacy legislation could pose compliance and liability risks for companies that have multistate operations. Proposed and enacted bills in various states contemplate similar rights in preexisting privacy legislation but differ in implementation and enforcement. In addition proposed federal legislation could further expand the regulatory framework for data privacy, data security, and other matters that impact our business at the federal level.

The costs of compliance with, and other burdens imposed by the CCPA, and similar laws may limit the use and adoption of our products and services and/or require us to incur substantial compliance costs, which could have an adverse impact on our business.

Beeline’s compliance team strives to comply with all applicable laws and regulations relating to privacy, data security, and data protection and other activities in which Beeline engages or is otherwise subject to in the operation of its business. However, its limited resources may adversely affect its compliance efforts. There has been increased government regulation as governments including the federal government are continuing to focus on updating laws and regulations to address the ever-evolving digital world, including through laws and regulations aimed at privacy and data security, and it is possible that new laws will be passed or existing laws will be amended in a way that is material and adverse to Beeline’s business. As regulation increases, Beeline anticipates an increase in its compliance costs and a higher risk of regulatory fines or sanctions, which may be material.

Beeline’s title agencies are also subject to state laws that may require licensure and prohibit, limit, or require approval to engage in certain conduct. For example, several states have implemented laws and regulations aimed at prohibiting kickbacks and other inducements associated with referrals to or from title insurance agents or corporations. In some instances, these requirements are more extensive than RESPA.

Other Laws

Beeline is also subject to various other laws, including employment laws related to hiring practices, overtime, and termination of team members, health and safety laws, environmental laws and other federal, state and local laws in the jurisdictions in which Beeline operates.

As states and possibly the federal government start to enact laws and regulations relating to AI, we will be subject to such changes.

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Seasonality

The consumer lending sector, particularly with regard to mortgage loan origination volumes, is shaped by broader economic factors such as interest rates, inflation, unemployment levels, home price trends, and consumer sentiment. Additionally, seasonality plays a key role, as home sales generally experience an uptick in the second and third quarters and see a decline in the first and fourth quarters of the calendar year. This seasonal pattern arises from homebuyers with children preferring to make purchases during the spring and summer months in order to move before the school year begins.

Refinancing mortgage loans are particularly influenced by current levels as well as expected trends in interest rates. Nevertheless, the traditional patterns of seasonality seen in the housing market were less pronounced in 2021, 2022 and 2023 largely due to rising interest rates and a tight housing supply. Currently, Beeline is observing a continued weakening of seasonality’s impact on its operations.

Business Initiatives

Beeline’s business initiatives include adding lending products to its current suite. This may include VA and FHA originated and underwritten fully in-house at Beeline. Additionally, it anticipates expansion of its commercial loan offerings.

Beeline also plans to have direct seller approval with Fannie Mae and Freddie Mac in the second half of 2025. During this timeframe, Beeline may also engage in a holistic hedging strategy to increase the revenue per file by selling loans on a mandatory basis to its investors.

To diversify revenue, Beeline plans to offer SaaS products to the mortgage industry - the MagicBlocks and BlinkQC products referenced previously.

There may be time, resource or other constraints that impeded Beeline’s ability to execute on these initiatives which may delay them or prevent them from occurring.

Employees

As of November 1, 2024, the Beeline family of companies has 67 employees including 9 in management, 14 Loan Guides, 10 supporting its technology, 2 in marketing and 2 in compliance. Certain of its employees serve in dual roles such as Beeline’s Chief Operating Officer who also serves as General Counsel and plays a key role in compliance Beeline also uses certain third parties who operate as independent contractors. Beeline also leverages independent contractors in marketing and technology/development.

Properties

Beeline operates out of its headquarters in Providence, Rhode Island where it has a long-term lease of approximately 9,282 square feet with current rent of $19,561 per month. Beeline’s other key facility is located in Burleigh Heads, Australia where an Australian subsidiary leases 3,455 square feet at a monthly rent of approximately $108,781 per annum dollar based on exchange rates as of October 31, 2024. In addition, Beeline leases small offices in executive suites at seven locations in Virginia, Texas, Louisiana, Massachusetts, and California. The total monthly cost for these facilities is $3,650.

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Financing

In addition to traditional equity and debt financing, Beeline uses a warehouse line of credit to provide the capital for it to originate mortgage loans. Generally, warehouse lines of credit are used as interim, short-term financing which bears interest at a fixed margin over an industry index rate. The outstanding balance of the Company’s warehouse line of credit will fluctuate based on its lending volume. The advances received under the warehouse lines of credit are based upon a percentage of the fair value or par value of the mortgage loans collateralizing the advance, depending upon the type of mortgage loan. Should the fair value of the pledged mortgage loans decline, the warehouse provider may require the Company to provide additional cash collateral or mortgage loans to maintain the required collateral level under the relevant warehouse line. The Company did not incur any significant issuance costs related to its warehouse lines of credit. Presently Beeline’s warehouse line of credit has a $5 million limit. As loans are closed, Beeline resells the mortgage note and reduces the balance on its warehouse line. Beeline is working towards increases to this amount but no assurance can be given that an increase will occur.

CYBERSECURITY

Beeline prioritizes the security, confidentiality, integrity, and availability of its systems, data, and other assets. Operating in a highly regulated sector, Beeline understands the critical importance of protecting its infrastructure and sensitive data, including highly confidential information submitted by and relating to consumers and proprietary company data. Its management actively oversees its risk management program, including the management of cybersecurity risks. Its comprehensive cybersecurity and disaster recovery strategy is designed to mitigate a broad spectrum of risks, including unauthorized access, data breaches, system outages, and other potential threats. Its cybersecurity and disaster recovery program includes the following key components:

●	Governance and Risk Management: Beeline maintains a dedicated consulting team responsible for cybersecurity governance, risk management, and compliance. This team manages its cybersecurity policies, which are regularly reviewed and updated to reflect technological advancements, regulatory changes, and evolving threats.
●	Security Framework and Controls: Its security controls are aligned with recognized frameworks, such as the NIST Cybersecurity Framework, ISO/IEC 27001, and the CIS Controls. These controls encompass access management, encryption, network security, and system monitoring.
●	Data Protection and Privacy: Beeline employs advanced encryption methods to protect sensitive data. Beeline’s systems are designed to ensure compliance with federal and state regulations.
●	Identity and Access Management (“IAM”): Robust IAM solutions help ensure that only authorized users can access Beeline’s systems and data. This includes multi-factor authentication, role-based access control, and regular access reviews to enhance security.

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●	Disaster Recovery and Business Continuity: Beeline uses a comprehensive disaster recovery and business continuity plan to ensure operational resilience. This plan includes strategies for rapid data restoration, backup integrity, and failover capabilities, allowing it to minimize downtime and maintain business operations during disruptions.
●	Incident Response and Recovery: In addition to disaster recovery, Beeline’s incident response program is designed to detect, respond to, and mitigate cybersecurity events. This program is closely integrated with our disaster recovery efforts to ensure seamless coordination during major incidents.
●	Continuous Monitoring and Threat Intelligence: Beeline’s security operations center provides 24/7 monitoring of its infrastructure and systems. Beeline utilizes real-time threat intelligence to identify and address potential vulnerabilities and attacks, allowing proactive measures to mitigate risks.
●	Employee Training and Awareness: Beeline conducts ongoing training to enhance security awareness among employees and contractors. These programs cover current threats, social engineering tactics, and best practices for cybersecurity and disaster recovery.

Despite Beeline’s efforts, no security system can provide absolute protection. Beeline recognizes that a significant cybersecurity breach or disaster event could result in operational disruptions, reputational damage, regulatory scrutiny, financial loss, and potential legal liabilities. Nonetheless, Beeline believes its comprehensive cybersecurity and disaster recovery strategy effectively mitigates these risks and supports its commitment to protecting its customers, investors, and stakeholders.

OFFICERS

Nicholas R. Liuzza Jr., Chief Executive Officer. Mr. Liuzza co-founded Beeline in 2019 and serves as its Chief Executive Officer. He has been a director of Red Cat Holdings, Inc. [Nasdaq: RCAT] since June 1, 2019. Beginning 2016, Mr. Liuzza served as Executive Vice President of Real Matters until January of 2020.

Jessica N. Kennedy, President, Chief Operating Officer, and General Counsel. Ms. Kennedy co-founded Beeline with Mr. Liuzza and has held the positions of Chief Operating Officer since 2021, General Counsel since 2019 and President since 2022. In these positions, Ms. Kennedy oversees the day-to-day operations of the business, focusing on strategic planning, spearheads the development and management of various operational teams, and leads its legal, audit and risk teams at the Company. Ms. Kennedy has 14 years of real estate law experience and ten years of real estate services compliance experience.

Christopher R. Moe, Chief Financial Officer. Since June of 2023, Mr. Moe has served as the Chief Financial Officer of Beeline. Mr. Moe has been a director of RedCat Holdings, Inc. since February 16, 2022. From 2018 until 2023, he was the Chief Financial Officer and a Director of Yates Electrospace Corporation, a heavy payload, contested logistics drone provider.

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EXECUTIVE COMPENSATION

The following table sets forth the compensation awarded to, earned by Beeline’s executive officers for services rendered during the fiscal years ended December 31, 2023 and 2022. Each person is employed under oral agreements.

Name/Title	Year	Salary
Nicholas R. Liuzza, Jr.	2023	$30,000
Chief Executive Officer	2022	$30,000
Jessica N. Kennedy	2023	$135,000
Chief Operating Officer	2022	$150,000
Christopher R. Moe	2023	$180,000
Chief Financial Officer	2022	N/A

PRINCIPAL SHAREHOLDERS

The following Information relates to Eastside’s directors, executive officers and 5% shareholders which supplements and updates information contained in reports Eastside has filed with the Securities and Exchange Commission.

Name	Eastside Common Stock Beneficially Owned prior to Shareholder Approval (1)		Eastside Common Stock Percentage prior to Shareholder Approval (1)	Eastside Common Stock Beneficially Owned following Shareholder Approval (1) (2)		Eastside Common Stock Percentage following Shareholder Approval (1) (2)
Geoffrey Gwin, Chief Executive Officer and Director	635,751		12.7%	635,751		*
Christopher R. Moe, Chief Financial Officer	—		—	—		—
Nicholas R. Liuzza, Jr., Chief Executive Officer of Beeline	135,543	(3)	2.6%	18,324,715	(4)	24.5%
Eric Finnsson, Director (5)	19,880		*	19,880		*
Stephanie Kilkenny, Director (6)	154,514		3.1%	154,514		*
Robert Grammen, Director (7)	124,650		2.5%	124,650		*
Joseph Freedman, Director	3,981	(8)	*	538,182	(9)	*
Joseph Caltabiano, Director	—		—	—		—
Totals	1,074,319		21.4%	19,797,692		26.5%

*Less than 1%.

(1) The table provides amounts and percentages of Eastside Common Stock beneficially owned each (i) prior to shareholder approval of the issuances of shares of Common Stock underlying the Series F Convertible Preferred Stock (the “Series F”) issued in the merger with Beeline, and (ii) after such shareholder approval, thereby giving effect to the convertibility of the Series F. While (ii) above assumes that the shareholder approval will have occurred within 60 days of the date of this Report, we do not expect that such shareholder approval will be obtained within that timeframe. Applicable percentages are based on 4,991,065 shares of Eastside Common Stock issued and outstanding October 30, 2024. Amounts set forth in Common Stock beneficially owned give effect to shares of Common Stock underlying derivative securities including vested stock options, warrants and convertible preferred stock.

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(2) Assumes and gives effect to full conversions of all shares of Series F and Series F-1 Convertible Preferred Stock, for a total of 69,655,004 underlying shares of Common Stock, without regard to any beneficial ownership limitations.

(3) Includes underlying shares of Common Stock issuable upon conversion of Series F-1 Convertible Preferred Stock held by Mr. Liuzza and the Nicholas R. Liuzza Jr. Trust – 2020.

(4) Includes underlying shares of Common Stock issuable upon conversion of Series F Convertible Preferred Stock and Series F-1 Convertible Preferred Stock held by Mr. Liuzza and the Nicholas R. Liuzza Jr. Trust – 2020.

(5) Includes shares underlying vested stock options.

(6) Includes shares held in Ms. Kilkenny’s capacity as trustee of the Stephanie A. Kilkenny Trust, shares issuable upon exercise of warrants held by TQLA, LLC, which Ms. Kilkenny, together with her spouse, owns and controls; and warrants held directly by Patrick J. Kilkenny, Trustee of the Patrick J. Kilkenny Revocable Trust. Mr. Kilkenny is the spouse of the Reporting Person.

(7) Includes shares underlying vested stock options.

(8) Includes underlying shares of Common Stock issuable upon conversion of Series F-1 Convertible Preferred Stock.

(9) Includes underlying shares of Common Stock issuable upon conversion of Series F Convertible Preferred Stock and Series F-1 Convertible Preferred Stock.

RELATED PARTY TRANSACTIONS

The statements in this section describe the related party transactions specific to Beeline its officers, directors, or 10% shareholders since January 1, 2022.

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Jessica Kennedy owns a 5% interest in Tower Title, which is a vendor to certain subsidiaries of Beeline.

Jay Stockwell (a Beeline co-founder and the MagicBlocks CEO) owns an equity interest in SpeedPPC Pty. Ltd., which provides marketing services to Beeline and certain of its subsidiaries.

Beeline Loans, Inc., a Beeline subsidiary is a member of The Mortgage Collaborative, which is an industry trade group founded by David Kittle. Beeline Loans, Inc. pays membership fees to The Mortgage Collaborative. Mr. Kittle was a member of the Beeline board until the merger with the Company.

Manta Reef Holdings, LLC holds a $142,600 note pursuant to a certain Loan Agreement with Beeline dated December 14, 2023. An additional $357,400 was advanced to Beeline with the balance secured by Nicholas R. Liuzza Jr.’s personal property.

Beeline issued a note to a private company in which Joseph Freedman, a Beeline and East director, has an ownership interest. This note is for approximately $87,000. Mr. Freedman is now a board member of the Company and was a board member of Beeline until the merger.

Forward-Looking Statements

This Report includes forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events about the company or our outlook and involve uncertainties that could significantly impact results.

You can identify forward-looking statements by the fact they do not relate to historical or current facts and by the use of words indicating anticipation or speculation such as “believe,” “expect,” “estimate,” “anticipate,” “will be,” “should,” “plan,” “project,” “intend,” “could” and similar words or expressions.

You should not place undue certainty on these forward-looking statements, which speak only as of the date made. Except as required by law, Beeline undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from these forward-looking statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL RESULTS AND CONDITION

The following discussion and analysis of Beeline Financial Holdings, Inc. (“Beeline”) Beeline’s financial condition and results of operations should be read together with Beeline’s consolidated financial statements as of and for the years ended December 31, 2023 and 2022, in each case, together with related notes thereto, included elsewhere in this Report. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Beeline’s actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed under “Risk Factors” and elsewhere in this Report. See “Cautionary Statement Regarding Forward-Looking Statements.” Additionally, historical results are not necessarily indicative of the results that may be expected for any period in the future.

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Cautionary Statement Regarding Forward-Looking Statements

This section includes “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events about the Company or its outlook and involve uncertainties that could significantly impact results.

You can identify forward-looking statements by the fact they do not relate to historical or current facts and by the use of words indicating anticipation or speculation such as “believe,” “expect,” “estimate,” “anticipate,” “will be,” “should,” “plan,” “project,” “intend,” “could” and similar words or expressions.

You should not place undue certainty on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from these forward-looking statements, including those described under “Risk Factors” and elsewhere in this Report.

Overview

Beeline is a full service Direct-to-Consumer lender specializing in conventional conforming and non-conforming residential first-lien mortgages and providing title services. Beeline also has an emerging business in anonymized data sales and technology licensing.

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Results of Operations

We generate revenue through the production and sale of mortgage loans and other product offerings. The revenue and mix of revenue as a percentage of total revenue attributable to Beeline’s sale of mortgage loan production, title and data and tech sales for the years ended December 31, 2023 and 2022 was as follows:

	YearS Ended December 31,
	2023		2022
	Amounts	Percentages	Amounts	Percentages
Mortgage Loan Production, Net	$3,205,591	85%	$2,244,173	77%
Title	558,759	15%	672,811	23%
Data & Tech	2,747	-%	-	-%
Total Net Revenues	$3,767,097		$2,916,987

As the table indicates, revenue from Beeline’s mortgage loan production increased by 43% in 2023 compared to 2022 while revenue from Beeline’s title operations decreased by 17% in 2023 compared to 2022. Beeline’s total net revenues for the year ended December 31, 2023 increased by 29% compared to the year ended December 31, 2022.

Funding Sources

In the ordinary course of Beeline’s operations, Beeline finances the majority of its loan volume on a short-term basis, mainly utilizing a warehouse line of credit. The repayments of Beeline’s borrowings come from the revenue generated by selling its loans to a network of purchasers, which includes government-sponsored enterprises (“GSEs”). Beeline had $5.0 million and $25.0 million of available capacity under its warehouse facilities as of December 31, 2023 and 2022, respectively.

Factors Affecting Beeline’s Performance

Fluctuations in Interest Rates

Changes in interest rates influence mortgage loan refinancing volumes and Beeline’s mortgage loan volumes. In a decreasing interest rate environment, mortgage loan refinance volumes typically increase. Conversely, in an increasing interest rate environment, mortgage loan refinancing volumes and home purchase volumes typically decline, with mortgage loan refinancing volumes being particularly sensitive to increasing interest rates as customers are no longer incentivized to refinance their current mortgage loans at lower interest rates. However, increasing interest rates are also indicative of overall economic growth and inflation that could generate demand for more cash-out refinancings, purchase mortgage loan transactions and home equity loans, which may partially offset the decline in rate and term refinancings resulting from a rising interest rate environment.

For many years, including in particular the year ended December 31, 2020 and the first quarter of 2021, there was a prolonged period of historically low and declining interest rates. Beginning in April 2021, the United States began experiencing a significant rise in interest rates, which increased for a variety of reasons, including inflation, increases to the federal funds rate and other monetary policy tightening, market capacity constraints and other factors, which continued in 2022 and 2023, resulting in a decrease in overall funding activities in the mortgage market generally. As interest rates increase, the pool of customers who can reduce their monthly payment by refinancing, because their existing mortgage rate is higher than current mortgage rates, declines.

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In addition, higher prevailing market rates both reduce the propensity of new home buyers to enter the market and reduce those willing to sell their homes or take existing equity out of their homes through a cash-out refinance. This creates a supply-demand imbalance where mortgage lenders are competing for fewer customers, and become increasingly price competitive to win business, thereby accepting lower potential gain on sale margin. This competition manifests in an industry-wide gain on sale compression and a decreased industry origination volume in higher rate environments. Starting in the second half of 2021, and continuing through the majority of 2023, Beeline experienced this trend where volume declined, and gain on sale margin compressed due to heightened interest rates and an increasingly competitive market for lenders.

Market and Economic Environment

Various economic conditions significantly influence the consumer lending market and the related volumes of mortgage loan origination. Key factors include the interest rate environment, unemployment rates, appreciation in home prices, and consumer confidence. Purchase mortgage loan origination volumes are typically impacted by a wide array of economic elements such as shifts in interest rates, the overall economic health, unemployment levels, and housing prices, in addition to seasonal trends, with home sales generally peaking in the second and third quarters. Nonetheless, in 2022 and 2023, the usual seasonal patterns in the housing market were overshadowed by rising interest rates and ongoing limitations in housing supply. As a result, Beeline is noticing a continued reduction in the influence of seasonality on its business due to these and other factors.

The volume of mortgage loan refinancing is largely influenced by changes in mortgage interest rates. Although the demand for consumer credit from borrowers usually stays robust across various economic conditions, potential borrowers may choose to postpone financing when faced with high or volatile interest rates or unfavorable economic situations. Consequently, Beeline’s revenue can fluctuate considerably from one quarter to the next, and the recent hikes in interest rates, along with inflationary macroeconomic trends, have a notable impact on its financial performance.

Limited Housing Supply Ultimately Stimulates Increased Construction and Purchase Activity

The availability of homes for sale and their corresponding market prices are key factors influencing mortgage purchase volumes. Beeline believes that limited housing supply has played a role in curbing both new home sales and mortgage purchase activity. At the same time, this constrained supply—exacerbated by rising interest rates—paired with strong demand has led to escalating home prices, which subsequently hinders the growth of new home sales and mortgage borrowing. Nevertheless, in the long run, Beeline believes that these imbalances between supply and demand could encourage higher levels of home construction, resulting in increased housing supply and a corresponding rise in mortgage purchase volumes in the future.

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Ongoing Expansion and Acceptance of Digital Loan Solutions

Our success in attracting new clients largely hinges on Beeline’s ability to offer a smooth and exceptional customer experience, maintain competitive pricing, and meet or surpass its customers’ expectations. Consumers are increasingly open to making substantial and intricate purchases through digital channels, a shift that has been hastened by the COVID pandemic. In recent years, Beeline has observed a growing consumer inclination to conduct online transactions in higher-value categories such as furniture, travel, and automobiles, a trend that was further propelled by the pandemic. Beeline anticipates that this inclination will also influence consumer preferences regarding loans, especially as homeownership rates among Millennials and Generation Z continue to rise. Beeline’s platform delivers a seamless and convenient customer experience, which gives it a considerable edge over traditional systems.

Advancing Beeline’s Technological Innovation

Beeline’s proprietary technology is designed to enhance the experiences of its customers by increasing efficiency, reducing costs, and improving the quality of loan production. By investing in this proprietary technology, Beeline is automating and streamlining various tasks involved in the origination process for consumers, employees, and partners alike. Beeline’s tailored user interfaces eliminate the need for paper applications and direct human interaction, enabling its customers and partners to quickly and effectively identify, price, apply for, and finalize mortgage loans. Beeline plans to continue its investment in developing technology, tools, and features aimed at further automating the loan manufacturing process, which will help lower its production and customer acquisition costs while enhancing the overall customer experience.

Capability to Acquire New Customers and Expand Customer Acquisitions

Our success in attracting new customers and expanding customer acquisitions largely hinges on Beeline’s commitment to delivering exceptional customer experiences and competitive pricing. Beeline aims to efficiently reach a diverse range of new customers while offering a highly personalized experience during digital interactions throughout the entire customer journey.

If Beeline’s traditional customer acquisition strategies fail to achieve desired growth levels, particularly in a climate of rising interest rates or limited housing availability, or if Beeline falls short of maintaining a prominent position on lead aggregator websites, it may need to allocate additional financial resources and personnel toward its sales and marketing initiatives. This, in turn, would elevate the overall expenses associated with Beeline’s services.

Results of Operations

Revenue

Total net revenues were $3.80 million and $2.92 million for the years ended December 31, 2023 and 2022, respectively. Gain on sale of loans increased substantially over the prior year offset by lower origination and title fees. Loan origination increased from $132.1 million in 2022 to $144.1 million in 2023.

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Operating Expenses

Operating expenses consist of all direct costs related to loan origination and sale activities including salaries, marketing expenses, software and technology development expenses. Total operating expenses were $13.76 million compared to $13.34 million for the years ended December 31, 2023 and 2022, respectively. Employee related expenses increased year over year. Beeline continues to invest heavily in technology development and marketing related expenses in anticipation of the roll out of new AI related selling tools in 2024.

Net Income (Loss)

Net loss was $10.27 million and $10.71 million for the years ended December 31, 2023 and 2022, respectively. Net losses were lower due to higher revenues compared to the prior year.

Liquidity and Capital Resources

Our primary capital requirements are for cash used in operating activities including the origination and warehousing of consumer mortgage loans and the repayment of debt. Funds for cash and liquidity needs have historically not been generated from operations but rather from the proceeds of loans and the sale of convertible debt and equity. Beeline has been dependent on raising capital from debt and equity financing to meet its operating needs.

As of December 31, 2023, Beeline had an accumulated deficit of $38.20 million, cash on hand of $0.19 million and negative working capital of $2.67 million.

During 2024, even as Beeline’s business improved, it continues to experience liquidity issues.

On November 14, 2024, Eastside sold $1,938,000 in aggregate principal amount of Senior Secured Notes (the “Notes”) and Pre-Funded Warrants to purchase a total of 363,602 shares of Common Stock (the “Warrants”) for total gross proceeds of $1,615,000 in connection with a private placement offering. The Notes have a maturity date of 120 days from issuance, were issued with a 20% original issue discount and do not bear interest unless and until one or more of the customary events of default set forth therein (an “Event of Default”) occurs, whereupon each Note will bear interest at a rate of 18% per annum. If the Note remains outstanding for 180 days, the Note also requires a special one-time interest payment of 30% which will increase the principal of each Note accordingly. Upon the occurrence of an Event of Default, each holder also has the right to require the Company to pay all or any portion of the Note at a 25% premium. Further, the Company is required to prepay the Notes in connection with certain sales of securities or assets at each holder’s election in an amount equal to 35% of the gross proceeds from such sales. The Company also has the right to prepay all, but not less than all, of the outstanding amounts under the Notes, at its election. The Notes contain certain restrictive covenants, including covenants precluding the Company and its subsidiaries from incurring indebtedness, transferring assets, changing the nature of its business, and engaging in certain other actions, subject to certain exceptions. In connection with the offering, the Company also issued an additional $448,333.33 in principal of Notes to a purchaser of the Notes in exchange for the cancellation of shares of Series F having an equivalent stated value.

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Additionally, the Company issued $3.0 million of Senior Secured Debentures on June 5, 2024 with a 10% original issue discount and 10% interest per annum. In January 2025, they will begin monthly amortization of $440,328 through September 2025.

As of November 15, 2024, the Company had cash on hand of $1,456,784.

Beeline’s ability to meet ongoing operating cash needs over the next 12 months depends on external financing activities and improving operating results. The availability of external financing will be largely dependent on improvement in performance, including lower interest rates driving higher loan origination, supported by technology investments effectively improving results, as well as the Company’s ability to increase its authorized capital with respect to any future equity offering it may pursue. See “Risk Factors.”

Operating Activities

Total cash used in operating activities was $8.55 million for the year ended December 31, 2023 compared to $8.44 million used during prior year primarily due to mortgage origination activity.

Investing Activities

Total cash used in investing activities was $0.86 million during the year ended December 31, 2023, which was lower than $1.91 million used in the prior year.

Financing Activities

Total cash provided by financing activities was $9.50 million during the year ended December 31, 2023 related to net proceeds from issuance of convertible notes and demand notes. Total cash provided by financing activities was $9.01 million during the year ended December 31, 2022 and primarily consisted of proceeds from the exercise of warrants and issuance of convertible notes.

Critical Accounting Policies

Discussion and analysis of Beeline’s financial condition and results of operations are based on Beeline’s financial statements which have been prepared in accordance with GAAP. The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RISK FACTORS

The following discussion primarily focuses on the significant risk factors facing Beeline. Whenever it refers to having a material adverse effect on Beeline, you can assume it will have the same material adverse effect on the Company.

Beeline’s business is exposed to various risks and uncertainties that you should consider when evaluating investing in the Company. Should any of these risks or uncertainties materialize, they could have a significant, adverse impact on our business, prospects, financial condition, and operational results. The following list of risks is not exhaustive; additional unknown or currently perceived immaterial risks may also adversely affect Beeline. These risk factors should be reviewed alongside the other information provided in this Report, including Beeline’s consolidated financial statements and accompanying notes, as well as other documents the Company files with the SEC, including the Company’s risk factors prior to our acquiring Beeline.

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Summary

Beeline’s business faces substantial risks due to its limited operating history, a business model highly dependent on new software development in a highly regulated industry, changes in local and national economic conditions impacting the U.S. real estate market, rapid operational growth, and constrained financial resources with salary costs far outpacing revenues. Some of these risks are summarized below and more thoroughly discussed after the summary:

Strategic risks

●	failing to grow market share in the residential mortgage market as anticipated;
●	failing to grow title businesses as anticipated;
●	failing to have adoption of our SaaS model tech products as anticipated;
●	changes in economic conditions resulting in fluctuations in demand for mortgages and mortgage services in the US;
●	growth placing significant demands on our management and infrastructure;
●	failing to maintain demand for our services or diversify our revenue base;
●	operating in a competitive business environment;
●	inability to successfully consummate or integrate acquisitions;
●	negative publicity resulting in a decline in our growth;
●	ineffective risk management efforts;
●	increased costs and demands upon management associated with being a public company; and
●	interest rate-related risks negatively impacting on our closing volumes.

Operational risks

●	failing to adequately protect our technology infrastructure;
●	material defects or errors in our technology infrastructure;
●	system interruptions that impair access to our technology;
●	the effort, time and expense associated with technology implementation;
●	failing to adapt to technological changes;
●	using ‘‘open source’’ software in some of our services and technologies;
●	losing our corporate culture;
●	failing to retain or hire additional key personnel; and
●	the occurrence of pandemics, earthquakes, fires, floods and other natural catastrophic events or interruptions.

Legal and compliance risks

●	regulatory risks applicable to us;
●	risks associated with the potential reclassification of exempt employees and field professionals;

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●	field professional work product liability;
●	current or future litigation;
●	our confidentiality agreements with employees and others may not adequately prevent disclosure of our trade secrets;
●	potential infringement of our services on the proprietary rights of others;
●	our insurance coverage reserves may not cover future claims;
●	failing to adequately protect our intellectual property;
●	potential tax law changes or adverse tax examinations;
●	our by-laws potentially limiting a shareholder’s ability to obtain a favorable judicial forum for disputes with us;
●	difficulty for shareholders to enforce judgments against non-resident directors within Canada; and
●	claims for indemnification by our directors or officers.

Financial and reporting risks

●	the forward-looking statements contained in this Report potentially proving to be incorrect;
●	inaccurate accounting estimates and judgments;
●	potential inability to raise additional capital in the future on favorable terms, or at all;
●	potential deficiencies in our internal controls over financial reporting;
●	changing accounting standards or interpretations;
●	restrictive covenants contained in our credit facility;
●	dependence on our subsidiaries for cash flows;
●	exchange rate fluctuations;
●	future offerings of debt and/or equity securities;
●	future sales of our shares by existing shareholders may reduce the market price of the shares;
●	dilution and future issuances of our shares;
●	securities analysts’ research or reports potentially impacting our share price;
●	future indebtedness and the potential failure to fund future endeavors;
●	potential increases in our debt servicing costs;
●	the market price of our shares potentially fluctuating significantly; and
●	our current policy with respect to dividends.

Business-Specific Risks

Because Beeline operates on a going concern basis, it may not be successful and its ability to operate is in doubt unless we provide it with working capital.

Beeline has limited capital and had an accumulated deficit through June 30, 2024, of $49,486,885. Because Beeline did not, at December 31, 2023, have sufficient working capital and cash flows for continued operations for at least the next 12 months, its auditors issued an opinion with an explanatory paragraph regarding the risk of its inability to continue as a going concern. Beeline’s continued existence is dependent upon our obtaining the necessary capital to meet Beeline’s expenditures. Beeline cannot assure you that it will be able to raise adequate capital to meet Beeline’s future working capital needs.

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Because Beeline has a history of operating losses since inception, if it fails to generate operating cash flow, you may lose all or most of your investment.

Beeline was organized in 2019, has a limited operating history and has generated substantial ongoing losses since inception. It recorded net losses of $10,272,496 and $10,709,332 for 2023 and 2022, respectively. For 2023, salaries expense was $6,422,175 on total revenues of $3,767,097. Interest expense was $569,069. For the six months ended June 30, 2024, Beeline incurred net losses of $10,863,755, including approximately $4.6 million of interest expense and salary expenses of $3,299,075 on revenues of $2,336,029. In June 2024, Beeline restructured its indebtedness, which accounted for the large interest charge. Beeline will continue to incur losses and experience negative cash flows from operations for the foreseeable future. If Beeline cannot achieve positive cash flow from operations or net income, Beeline will need to raise additional capital, which Beeline may not be able to do on favorable terms, if at all. Beeline’s limited operating history and ongoing losses raise substantial uncertainty about its future profitability and success.

Because Beeline depends on third party partners and vendors to maintain and grow its business, the loss of some or all of these third parties may have a material adverse effect on its results of operations.

To grow its customer base and business Beeline relies on relationships with third-party partnerships and other commercial vendors, including services to help Beeline close loans and for capital markets analytics. Beeline also requires the use of such third-party partnerships and vendors to engage and attract customers and originate mortgages. If Beeline is unable to grow its third-party partners and relationships with vendors, it may be unable to grow its business. Further, if Beeline’s current third-party partnerships and vendors were to stop providing services to it on acceptable terms or at all, or if Beeline’s commercial partners were to terminate their relationships with it, Beeline may be unable to procure alternatives in a timely and efficient manner and on acceptable terms, or at all. Beeline may incur significant costs to resolve any such disruptions in services or the loss of commercial partnerships and this could materially and adversely affect its business, financial condition, and results of operations. Further, any loss of third-party partnerships and vendors may decrease Beeline’s customer base or inhibit its ability to gain new customers and disrupt its existing business operations. Beeline’s third-party partners and vendors may also choose to cease doing business with it and instead do business with its competitors.

Beeline is also subject to regulatory risks associated with all of the above relationships, including changes in law or interpretations of law that could result in increased scrutiny of these relationships, require restructuring of these relationships, and/or diminish the value of these relationships.

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If Beeline loses the services of the vendor that provides it with loan origination or customer relationship management software, its short-term results of operations will be materially and adversely affected.

Beeline licenses loan origination software and customer relationship management software from a privately-held third-parties. If those parties were to cease providing platform services to Beeline, Beeline would be required to obtain software from another party, which could be on more expensive terms. Further, the integration of another loan origination software product would entail technical challenges and expenses and generally be disruptive to operations. If Beeline was cut off without notice, such disruption could also negatively impact borrowers with loans at various points of the process. This could lead to liability to Beeline if borrowers end up with financial loss. As a result, our short-term results of operations would be materially and adversely affected.

Because Beeline depends on its ability to sell loans and mortgage service rights (“MSRs”) in the secondary market to a limited number of loan purchasers and to secondary market participants for each relevant product, its ability to originate loans and offer related mortgage service rights would be materially and adversely affected, if its ability to sell loans and mortgage service rights became impaired.

Beeline’s business depends on its ability to sell its loan production to third party investors. Its ability to sell and the prices it receives for its loans vary from time-to-time and may be materially adversely affected by several factors, including, without limitation: (i) an increase in the number of similar loans available for sale; (ii) conditions in the loan securitization market or in the secondary market for loans in general or for its loans in particular, which could make its loans less desirable to potential purchasers; (iii) defaults under loans in general; (iv) loan-level pricing adjustments imposed by investors and Fannie Mae and Freddie Mac (together, the “GSEs”), including adjustments for the purchase of loans in forbearance or refinancing loans; (v) the types and volume of loans being originated or sold by Beeline; (vi) the level and volatility of interest rates; and (vii) unease in the banking industry caused by, among other things, recent bank failures. An inability to sell or a decrease in the prices paid to Beeline upon sale of its loans and MSRs would be detrimental to its business, as Beeline is dependent on the cash generated from such sales to fund its future loan production and repay borrowings under its warehouse lines of credit. If Beeline lacks liquidity to continue to fund future loans, its revenues from new loan originations would be materially and adversely affected, which in turn would materially and adversely affect its potential to achieve profitability.

Substantially all of Beeline’s loan production and related MSRs are sold to a limited number of purchasers in the secondary market. If any of those buyers decide to not purchase loans from Beeline going forward, it would have a materially adverse impact on Beeline’s operations and ability to originate new loans and generate revenue.

Because Beeline relies on the secondary mortgage market for loan sales, an economic downturn could halt or limit its ability to sell its loans and lend money to future borrowers.

Beeline’s business operations depends on selling loans to a limited pool of purchasers in the secondary mortgage market, including secondary mortgage market participants and investors. Its business model requires it to sell its loans on the secondary mortgage market to replenish its lending funding and to help shift lending risks.

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Demand in the secondary market for home loans and Beeline’s ability to sell the loans that it produces depend on many factors that are beyond its control, including general economic conditions, the risk of another pandemic like COVID-19, a major war affecting the United States, the willingness of lenders to provide funding for and purchase home loans, and changes in regulatory requirements. Beeline’s inability to make new loans and sell the loans that it produces in the secondary market in a timely manner and on favorable terms would materially and adversely affect its business. In particular, market fluctuations may alter the types of loans and other products that it is able to originate and sell. If it is not possible or economical for Beeline to continue originating and selling its loans in the secondary mortgage market, Beeline’s business, financial condition, and results of operations, could be materially and adversely affected.

Because Beeline is required to comply with many financial, legal, and regulatory laws and regulations, its failure to comply with all of the applicable laws and regulations could result in large fines, suspensions of its licenses to make loans in one or more states, and could otherwise have a material adverse effect on Beeline.

Beeline’s business operations require it to comply with numerous state and federal laws and regulations applicable to the mortgage loan industry. While Beeline currently has compliance and risk management policies for maintaining compliance with such laws and regulations, Beeline cannot assure you that such policies are perfect or will guarantee full compliance. Any failure in Beeline’s current compliance and risk management policies may subject Beeline to regulatory or legal proceedings and financial penalties, which may negatively impact Beeline and our financial condition and results of operations, and divert Beeline’s management’s attention from its business. Further, the legal and regulatory scheme is always subject to change, and Beeline may be unable to timely comply with new laws and regulations applicable to its business.

Beeline faces intense competition that could materially and adversely affect it if it cannot adequately address competitive challenges.

Competition in the mortgage lending industry is intense and is dominated by major national and regional banks as well as local banks and large non-depository lending institutions In addition, the mortgage and other consumer lending business is highly fragmented and dominated by legacy players. Some of Beeline’s competitors have more name recognition and greater financial and other resources than it does (including access to capital). Other competitors, such as correspondent lenders who produce loans using their own funds, may have more operational flexibility in approving loans. Commercial banks and savings institutions may also have significantly greater access to potential customers, given their deposit-taking and other banking functions and locations near potential borrowers.

Also, some of these competitors are less reliant than Beeline is on the sale of mortgage loans into the secondary markets to maintain their liquidity and may be able to participate in government programs that Beeline is unable to participate, all of which may place Beeline at a competitive disadvantage. Additionally, Beeline operates at a competitive disadvantage to U.S. federal banks and thrifts and their subsidiaries because they enjoy federal preemption from compliance with state law and, as a result, conduct their business under relatively uniform U.S. federal rules and standards and are generally not subject to the mortgage-related laws of the states in which they do business. Unlike Beeline’s federally chartered competitors, it is generally subject to all state and local laws applicable to lenders in each jurisdiction in which it operates, and such regulatory changes may increase Beeline’s costs or limit its activities, such as more restrictive licensing, disclosure, or fee-related laws, or laws that may impose conditions to licensing that it or its personnel are unable to meet. To compete effectively, Beeline must have a very high level of operational, technological, and managerial expertise, as well as access to capital at a competitive cost.

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Further, Beeline competes with other mortgage originators and other businesses across the broader real estate and mortgage industry for those consumers that consider obtaining loans online or non-conforming loans. Digitally native home buying technology platforms are increasingly moving into the loan production space. Such online mortgage originators and digitally native entrants primarily compete on name recognition, price and on the speed of the loan application, underwriting and approval process, and any increase in these competitive pressures could materially and adversely affect Beeline’s business, including as a result of higher performance marketing and advertising spend due to greater demand for customer leads.

Competition in Beeline’s industry can take many forms, including the variety of loan programs being made available, interest rates and fees charged for a loan, convenience in obtaining a loan, customer service levels, the amount and term of a loan and marketing and distribution channels. Fluctuations in interest rates and general economic conditions may also materially and adversely affect Beeline’s competitive position. During periods of rising rates, competitors that have locked in low borrowing costs may have a competitive advantage. Furthermore, a cyclical decline in the industry’s overall level of loan producers, or decreased demand for loans due to a higher interest rate environment, may lead to increased competition for the remaining loans. Additionally, more restrictive loan underwriting standards have resulted in a more homogenous product offering, which has increased competition across the mortgage loan industry for loan originations. Furthermore, Beeline’s existing and potential competitors may decide to modify their business models to compete more directly with Beeline’s loan origination and servicing models. Post COVID-19, many banks and depository institutions withdrew from mortgage origination, leaving large non-depository mortgage lenders with more access to market share. In addition, technological advances and heightened e-commerce activities have increased consumers’ accessibility to products and services. This has intensified competition among banks and non-banks in offering mortgage loans. Any increase in these competitive pressures could materially and adversely affect Beeline’s business.

Beeline’s loans to customers originated outside of GSE guidelines or the guidelines of the Federal Housing Authority (“FHA”) or Veterans Administration (“VA”) involve a high degree of business and financial risk, which can result in substantial losses to Beeline.

Loans originated outside of Fannie Mae or Freddie Mac guidelines, or the guidelines of the Federal Housing Authority or Veterans Administration (“non-conforming loans”), are sold to private investors and other entities. Approximately 58% of Beeline’s loans in 2024 through October 31st were non-conforming loans, specifically Non-QM loans. If Beeline is unable to sell such loans to private investors, it may be required to hold such loans for an extended period, which exacerbates working capital needs. For these loans, a customer’s ability to repay may be adversely impacted by numerous factors, including a healthcare event of the borrower, a change in the borrower’s financial condition, or other negative local or more general economic conditions. Deterioration in a customer’s financial condition and prospects may be accompanied by deterioration in the value of the collateral.

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In addition, some loans that Beeline produces that it believes will be conforming loans may not meet Fannie Mae or Freddie Mac guidelines, or the guidelines of the FHA or VA, in which case Beeline would be subject to a high degree of business and financial risk.

Because Beeline relies on highly-skilled personnel with knowledge of the mortgage industry, the loss of key personnel which may negatively impact its business.

Beeline’s future success depends on its ability to attract, hire, train, and retain a number of highly skilled employees and management that have knowledge of the mortgage industry. The loss of the services of Beeline’s Chief Executive Officer, Nick Liuzza, Jr, or its Chief Operations Officer, Jessica Kennedy, Esq., or other key employees could cause substantial disruption to Beeline’s business operations, which would adversely affect its business. Competition for qualified employees in the mortgage industry remains high, and Beeline may fail to attract or retain the employees necessary to execute its business model successfully. Further, as a smaller company with a limited operating history, Beeline relies on a smaller workforce, particularly in its accounting, legal, and compliance departments, which places Beeline at a disadvantage in attracting and retaining experienced talent.

Beeline is exposed to interest rate volatility, which could result in higher-than-market interest rates and may have a material adverse effect on its business, financial condition, results of operations, and prospects.

Recently, the U.S.-dollar London Inter-bank Offered Rate (“LIBOR”) was replaced with the Secured Overnight Financing Rate (“SOFR”), a new index calculated by reference to short-term repurchase agreements for U.S. Treasury securities. In light of guidance from the Alternative Reference Rate Committee, comprised of a broad set of industry regulators and market participants, Beeline adopted SOFR as an index for the interest rate of its variable-rate indebtedness and this is the interest rate used on adjustable-rate loans offered to customers. However, because SOFR is a broad U.S. Treasury repurchase agreement financing rate that represents overnight secured funding transactions, it differs fundamentally from U.S.-dollar LIBOR. In addition, daily changes in SOFR have, on occasion, been more volatile than daily changes in other benchmark or market rates, including LIBOR, which results from the volatility of SOFR reflecting the underlying volatility of the overnight U.S. Treasury repurchase market. The Federal Reserve Bank of New York has at times conducted operations in the overnight U.S. Treasury repurchase market in order to help maintain the federal funds rate within a target range. There can be no assurance that the Federal Reserve Bank of New York will continue to conduct such operations in the future, and the duration and extent of any such operations is inherently uncertain. The effect of any such operations, or of the cessation of such operations to the extent they are commenced, is uncertain and could be materially adverse to investors or issuers or borrowers of SOFR-linked floating debt. If Beeline is not able to effectively manage these and other risks associated with the use of SOFR, its business, financial condition, and results of operations could be materially and adversely affected.

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If Beeline encounters material fraud, it could result in significant financial losses and harm to Beeline’s reputation.

In deciding whether to approve loans or to enter into other transactions with its customers or counterparties, Beeline relies on information furnished to it by or on behalf of customers and such counterparties, including credit applications, property appraisals, title information and valuation, employment and income documentation, and other financial information. Beeline also relies on representations of customers and such counterparties as to the accuracy and completeness of that information. If any of this information is intentionally or negligently misrepresented and such misrepresentation is not detected prior to loan funding, the fair value of the loan may be significantly lower than expected or it may not be possible for Beeline to sell the loan. Additionally, there is a risk that, following the date of the credit report that Beeline obtains and its review of a person’s credit worthiness, a borrower may have become delinquent in the payment of an outstanding obligation, defaulted on a pre-existing debt obligation, taken on additional debt, lost his or her job or other sources of income, or sustained other adverse financial events. This risk is exacerbated since Beeline originates Non-QM loans, primarily debt service coverage ratio (“DSCR”) loans which relies on the rental income associated with a property and not the borrower’s income from traditional employment.

Beeline uses automated underwriting engines from the GSEs to assist it in determining if a loan applicant is creditworthy, as well as other proprietary and third-party tools and safeguards to detect and prevent fraud. It is unable, however, to prevent every instance of fraud that may be engaged in by its customers or staff, and any seller, real estate broker, notary, settlement agent, appraiser, title agent or third-party originator that misrepresents facts about a loan, including the information contained in the loan application, property valuation, title information and employment and income stated on the loan application. If any of this information was misrepresented and such misrepresentation was not detected prior to the acquisition or closing of the loan, the value of the loan could be significantly lower than expected, resulting in a loan being approved in circumstances where it would not have been, had Beeline been provided with accurate data. These loans can materially and adversely affect Beeline’s operations by reducing its available capital to underwrite new loans. A loan subject to a material misrepresentation is typically unsalable or subject to repurchase if it is sold before detection of the misrepresentation. In addition, the persons and entities making a misrepresentation are often difficult to locate and it is often difficult to collect from them any monetary losses Beeline may suffer.

High profile fraudulent activity also could negatively impact Beeline’s brand and reputation, which could materially and adversely affect its business. In addition, significant increases in fraudulent activity could lead to regulatory intervention, which could increase its costs and also materially and adversely affect its business.

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Beeline markets its services through advertising on search engines, social media platforms, and other online sources, and if Beeline fails to drive traffic through its marketing it may have to spend more to drive traffic and improve its search results, any of which could materially and adversely affect Beeline’s business operations.

Beeline’s success will depend on its ability to attract potential consumers to its website and convert them into customers in a cost-effective manner. Beeline depends, in large part, on performance marketing leads (e.g., pay-per-click) that it purchases from search engine results, social media platforms, and other online sources for traffic to its website. Beeline expects to continue to devote significant resources to acquire customers, including advertising to its third-party partners’ significant consumer networks, and offering discounts and incentives to consumers. To the extent that Beeline’s traditional approach to customer acquisitions is not successful in achieving the levels of transaction volume that Beeline seeks, it may be required to devote additional financial resources and personnel to its sales, marketing, and advertising efforts and to increase discounts to consumers, which would increase the cost base for Beeline’s services.

Currently a substantial majority of Beeline’s advertising is spent with Google. If Google were to materially increase its prices, Beeline may be unable to replace Google and sustain materially increased costs. Beeline faces several challenges to its ability to maintain and increase the number of visitors directed to its website. Its competitors may increase their online marketing efforts and outbid Beeline for placement for search terms on various search engines, resulting in their websites receiving a higher search result page ranking than Beeline. Additionally, internet search engines could revise their methodologies in a way that would adversely affect the prominence of Beeline’s search results rankings. If internet search engines modify their search algorithms in ways that are detrimental to Beeline, or if Beeline’s competitors’ marketing or promotional efforts are more successful than Beeline, overall growth in its customer base could slow or its customer base could decline.

There can be no assurance that any increased marketing and advertising spend to maintain and increase the number of visitors directed to Beeline’s website will be effective. Any reduction in the number of visitors directed to Beeline’s platform through internet search engines, Google, and other search engines, social networking sites or any new strategies Beeline employs could materially and adversely affect Beeline’s business, financial condition, results of operations, and prospects.

Regulatory changes may also require search engines, social media platforms and other online sources to adjust their outreach techniques and algorithms, which may negatively impact the effectiveness of these platforms. For instance, in 2019, the U.S. Department of Justice, acting on an investigation commenced by the Department of Housing and Urban Development (“HUD”), entered a settlement agreement with Meta that required Meta to replace the software used in Facebook for housing ads, claiming that the software allowed advertisers to discriminate based on protected characteristics such as race, national origin, religion, sex, family status and disability. As a result, platforms using similar software found it necessary to replace their advertising systems. Additionally, in the event the Consumer Financial Protection Bureau (the “CFPB”) takes a more stringent and aggressive interpretation of laws governing Beeline’s interaction with lead aggregators, including the Real Estate Settlement Procedures Act (“RESPA”), it could result in a material reduction in the availability of leads from such sources, increased costs, and increased regulatory risk.

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New TCPA regulations go into effect in early 2025, which will impact our compliance costs and subject us to new regulatory and legal risks for noncompliance

In January 2025, the FCC’s new rule under the TCPA will require explicit, one-to-one consent for any form of communication involving messaging or calling between a business and consumer. In April 2025, the FCC is imposing new text and call opt-out rules, requiring companies who utilize robocalls and robotexts to broaden the standard terms consumers can use to revoke consent and treat natural language revocation requests beyond the standard opt-out terms as valid opt-out requests. Further, all reasonable opt-out requests must now be complied with within a reasonable time frame, which is generally considered as 10 business days. Both new rules may require us to modify our consent and opt-out processes and policies relating to outreach to consumers for marketing, sales, and customer service. The failure to comply with the new TCPA rules could result in fines between $500 to $1,500 per violation. If Beeline fails to comply with the rules, it may be subject to legal and regulatory fines, which may negatively impact its financial condition and results of operations.

Risks Related to Business Operations and Financial Results

Beeline has a history of operating losses and has not yet been able to maintain profitability in the current market conditions and it may not achieve or maintain profitability in the future.

Beeline was formed in 2019 and commenced operations in May 2020. It has experienced net losses and negative cashflow from operations during its operating history. This has been due to a number of factors, including poor interest rate environment, resulting in a negative impact on revenue and closed loan volumes; investments in our business, especially technology and the high cost to originate loans (increasing vendor costs, etc.).

If the United States experiences rising mortgage interest rates, it may continue to negatively impact Beeline’s business and loan origination volumes, and the negative impact could intensify in the future particularly if an economic downturn or recession results.

Mortgage interest rates have continually increased since 2021 until a dip in September 2024. It is difficult to predict the direction of interest rates. Following the Federal Reserve’s lowering of interest rates by a half-point in September 2024, in the week ended October 25th, the 30-year average rate rose and was 60 basis points above the mid-September decrease. Then, on November 7th, the Federal Reserve reduced rates by a quarter-point.

The effect of the increased mortgage rates was to reduce loan volume, margins, revenue, and profitability in the mortgage origination industry, including in Beeline’s business. Following the September decrease, Beeline experienced its best origination month in terms of units closed since March of 2022 and best origination month in terms of volume since October 2021. While the market is predicting that interest rates will decline further in 2024 and possibly in 2025, such predictions offer no assurance of returning to pre-2021 loan origination volumes. If mortgage interest rates continue to rise, fewer individuals may pursue home ownership or refinance, and the decreased profitability and loan originations will negatively impact Beeline’s business operations.

In addition, higher interest rates come with an increased probability for an economic downturn or recession by making it more difficult for businesses to borrow money and individuals to maintain employment. Future economic downturns and recessions may negatively impact the real estate market and the demand for Beeline’s services, which in turn would have a material adverse effect on its business and operating results. Because of the high purchase prices for homes relative to other items that may be purchased in the market, the real estate market tends to be particularly hard hit during economic downturns or recessions, and Beeline cannot predict the impact such an event could have on Beeline or the industry in the future.

Because a majority of Beeline’s loans are Non-QM, its business is subject to underwriting limitations and the potential of mortgage defaults.

A majority of Beeline’s loan originations have been Non-QM loans. Non-QM loans are not underwritten in accordance with guidelines defined by the GSEs, as well as additional requirements in some cases, designed to predict a borrower’s ability and willingness to repay. Non-QM loans typically involve persons who do not derive their income from traditional employment. Beeline’s Non-QM loans are primarily DSCR loans, where the income calculation is derived from the rental income on the subject property. Accordingly, there may be more risk of non-payment, especially if the real estate rental market collapses and rents decrease or rental vacancies increase.

Failure to comply with underwriting guidelines of aggregators or GSEs could materially and adversely impact Beeline’s business.

Beeline must comply with the underwriting guidelines of aggregators and the GSEs in order to successfully originate conforming GSE loans. Beeline also must comply with the underwriting guidelines of federal agency insurers/guarantors, such as the FHA and VA for those loan types. If Beeline fails to do so, it may be required to repurchase these loans, indemnify the insurers/guarantors, or be subject to other penalties or remedial measures. If Beeline is found to have violated GSE underwriting guidelines, it could face regulatory penalties and damages in litigation, and suffer reputational damage, any of which could materially and adversely impact its business, financial condition, and results of operations. If Beeline fails to meet the underwriting guidelines of the GSEs, federal agency insurers/guarantors, or of non-GSE loan purchasers it could lose its ability to underwrite and/or receive insurance/guaranty on loans for such loan purchasers and insurers/guarantors, which could have a material adverse effect on its business, financial condition, results of operations, and prospects. Beeline does try to mitigate its repurchase risk with repurchase insurance, however, this insurance may not cover the reason for the repurchase and it may not be able to sell a repurchase demand loan at a discount. It may not be able to meet its repurchase obligations in the future. If it is required to repurchase loans or indemnify loan purchasers, it may not be able to recover amounts from third parties from whom it could seek indemnification due to financial difficulties or otherwise. As a result, Beeline is exposed to counterparty risk in the event of non-performance by a borrower or other counterparties to various contracts, including, without limitation, as a result of the rejection of an agreement or transaction in bankruptcy proceedings, which could result in substantial losses for which it may not have insurance coverage.

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Changes in the GSEs’, the FHA’s or the VA’s requirements could materially and adversely affect Beeline’s business.

Beeline is required to follow specific guidelines and eligibility standards that impact the way it originates GSE and U.S. government agency loans, including guidelines and standards with respect to:

●	credit standards for mortgage loans;
●	its default and claims rates on recently produced FHA loans;
●	its staffing levels and other servicing practices;
●	the servicing and ancillary fees that it may charge;
●	its modification standards and procedures;
●	the amount of reimbursable and non-reimbursable advances that it may make; and
●	the types of loan products that are eligible for sale or securitization.

Changes to GSE and U.S. government agency rules and guidance can materially and adversely impact the conforming loans that Beeline is able to originate and sell and/or insure, as well as the servicing decisions and actions that t is required to undertake. For example, during the COVID-19 pandemic, both the GSEs and FHA issued guidance on the restrictive conditions under which they would purchase or insure loans going into forbearance pursuant to the CARES Act shortly after the loan was produced, but before the loan was purchased by a GSE or insured by the FHA. Moreover, even if loan purchasers and agencies were willing to purchase or insure loans to borrowers who were impacted by the COVID-19 pandemic, they could adjust loan terms that made additional borrowing less attractive to consumers. For instance, during the pandemic, the GSEs announced significant loan-level price adjustments for first-time home buyers and other eligible consumers, implemented operational flexibility that was later revoked, and tightened underwriting criteria. Such changes could significantly slow loan production growth. The GSEs’ COVID-19 specific loan sale restrictions generally were retired by the first quarter of 2023, while certain FHA COVID-19 specific restrictions remain in effect.

In addition, further changes to GSE, the FHA or VA loan programs, or coverage provided by private mortgage insurers, could also have broad material and adverse market implications. Any future increases in guarantee fees or changes to their structure or increases in the premiums Beeline is required to pay to the FHA, VA or private mortgage insurers for insurance or for guarantees could increase loan production costs and insurance premiums for its customers. These industry changes could negatively affect demand for Beeline’s mortgage product offerings and consequently for conforming loans its production volume, which could materially and adversely affect its business. Beeline cannot predict whether the impact of any proposals to move Fannie Mae and Freddie Mac out of conservatorship would require them to increase their fees.

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Risks Related to Debt and Warehouse Credit Lines

Because Beeline relies on indebtedness to fund its operations and growth objectives, its future results of operations and financial condition are subject to numerous risks arising from its incurring this indebtedness.

Beeline has incurred in the past, and expect to incur in the future, a high level of indebtedness to finance its operations. It may be unable to timely repay its debt in accordance with the terms of the debt, which could lead to legal proceedings being instituted against it. In particular, it engages in warehouse borrowing to provide the capital to originate loans. Warehouse lending is essentially a line of credit issued by a lender that permits Beeline to borrow funds on a short-term basis. Beeline uses the warehouse loan to originate loans which it resells on the secondary market and then uses the proceeds of the sale to reduce the line of credit as well as provide working capital.

Beeline’s debt obligations could materially and adversely impact it. For example, these obligations could:

●	require Beeline to use a large portion of its cash to pay principal and interest on debt, which will reduce the amount of cash flow available to fund mortgage loan originations, working capital and other expenditures, and other business activities;
●	result in certain of Beeline’s debt instruments being accelerated to be immediately due and payable or being deemed to be in default if certain terms of default are triggered, such as applicable cross-default and/or cross-acceleration provisions;
●	limit Beeline’s future ability to raise funds for working capital, mortgage loans, strategic acquisitions or business opportunities, and other general corporate requirements;
●	restrict Beeline’s ability to incur specified indebtedness, create or incur certain liens;
●	increase Beeline’s vulnerability to adverse economic and industry conditions; and
●	increase Beeline’s exposure to interest rate risk from variable rate indebtedness.

Beeline’s ability to comply with the terms and conditions of its debt may be affected by events beyond its control, and if it is unable to meet or maintain the necessary covenant requirements or satisfy, or obtain waivers for, the covenants, it may lose the ability to borrow under all of its debt facilities, which could materially and adversely affect its business.

Beeline’s ability to meet its payment obligations depends on its ability to generate significant cash flows or obtain external financing in the future. This ability, to some extent, is subject to market, economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond Beeline’s control. There can be no assurance that Beeline’s business will generate cash flow from operations, or that additional capital will be available to it, in amounts sufficient to enable it to meet its debt payment obligations and to fund other liquidity needs.

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Beeline relies on warehouse lines of credit to fund its loans, which may become limited or not be available in the future, which would negatively impact its business and financial performance.

Beeline’s business depends on warehouse lines of credit to fund the loans it issues. It is possible that these lines of credit may become limited, temporarily unavailable, or terminated in the future. If Beeline is unable to access or utilize the warehouse lines of credit in the future, it will be unable to fund loans and thus continue its business operations as a lender and would need to act as a broker on all loans it originates or completely discontinue operations. If Beeline originates loans ineligible for warehouse funding or experiences increases in buybacks, its loan advance rates may be negatively impacted which may present a liquidity risk. Any of the foregoing will negatively impact Beeline’s business and your investment in the Company.

Borrowings under Beeline’s warehouse lines of credit expose it to interest rate risk because of variable rates of interest that could materially and adversely impact the financing of its business.

Borrowings under Beeline’s warehouse lines of credit are at variable rates of interest, which also expose it to interest rate risk. If interest rates increase, Beeline’s debt service obligations on certain of its variable-rate indebtedness will increase even though the amount borrowed remains the same, and its net losses will increase and cash flows, including cash available for servicing its indebtedness, will correspondingly decrease, which will negatively impact its financial condition and potential business operations.

Risks Related to Products, Technology, and Intellectual Property

Beeline’s business relies on technology infrastructure, which exposes it to cybersecurity and technology infrastructure risks.

Beeline’s business model requires the use of a secure, efficient technological infrastructure to successfully operate. Its reliance on technology exposes it to cybersecurity threats. A cybersecurity breach or hacking of Beeline’s systems could result in significant disruptions in its operations and negatively impact the public perception of its business.

Technology disruptions or failures in, and cyberattacks or other breaches relating to, Beeline’s technological infrastructure, or those of third parties with whom it does business, could disrupt its business, cause legal or reputational harm, and materially and adversely impact its business, financial condition, and results of operations.

Beeline is dependent on the secure, efficient, and uninterrupted operation of its technology infrastructure, including computer systems, and related software applications, as well as those of certain third parties. Its website and computer/telecommunication networks must accommodate a high volume of traffic and deliver frequently updated information, the accuracy and timeliness of which is critical to its business. Beeline’s technology must provide a loan application experience that equals or exceeds the experience provided by its competitors.

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Beeline may experience service disruptions and failures caused by system or software failure, fire, power loss, telecommunications failures, including those of internet service providers, team member misconduct, human error, denial of service or information, cyberattacks, and phishing emails, including computer hackers, computer viruses and disabling devices, malicious or destructive code, as well as natural disasters, health pandemics and other similar events. Any such disruption could interrupt or delay Beeline’s ability to provide its services to its customers and could also impair the ability of third parties to provide critical services to Beeline. Although Beeline has undertaken measures intended to protect the safety and security of its information systems, there can be no assurance that disruptions, failures, and cyberattacks will not occur or, if they do occur, that they will be adequately addressed in a timely manner. Such measures may in the future fail to prevent or detect unauthorized access to Beeline’s team member, customer, and loan applicant information, and its disaster recovery planning may not be sufficient to address all technology-related risks, which are constantly evolving. Beeline may also incur significant costs for using alternative equipment or taking other actions in preparation for, or in reaction to, events that damage, interrupt, or otherwise disrupt the third-party resources or services it uses.

Any prolonged service disruption affecting its platform could damage Beeline’s reputation with current and potential customers, expose it to liability, cause it to lose customers, or otherwise materially and adversely affect its business, financial condition, and results of operations. In the event of damage or interruption, Beeline’s insurance policies may not adequately compensate it for any losses, although Beeline does have coverage under a cyber liability insurance policy. It may not cover all business losses or costs of reporting to consumers and/or state regulatory bodies

As Beeline’s customer base and range of product offerings continue to expand, it may not be able to scale its technology to accommodate the increased capacity requirements, which may result in interruptions or delays in service. In addition, the failure of third-party service providers to meet Beeline’s capacity requirements could result in interruptions or delays in access to its platform or impede its ability to grow its business and scale its operations. If Beeline’s third-party service agreements are terminated, or there is a lapse of service, interruption of internet service provider connectivity, or damage to data centers, it could experience interruptions in access to its platform as well as delays and additional expense in arranging new facilities and services. Any service disruption affecting its platform could damage its reputation with current and potential customers, expose it to liability, cause it to lose customers, or otherwise materially and adversely affect its business, financial condition, and results of operations.

Additionally, the technology and other controls and processes Beeline has created to help it identify misrepresented information in its loan production operations were designed to obtain reasonable, not absolute, assurance that such information is identified and addressed appropriately. Accordingly, such controls may not have detected, and may fail in the future to detect, all misrepresented information in Beeline’s operations.

If Beeline’s operations are disrupted or otherwise negatively affected by a technology disruption or failure, this could result in customer dissatisfaction and damage to its reputation and brand, and materially and adversely affect its business, financial condition, and results of operations. Beeline does not carry business interruption insurance sufficient to compensate it for all losses that may result from interruptions in its service as a result of systems disruptions, failures and similar events. Beeline carries $1 million in coverage of direct business interruption coverage and contingent business interruption coverage under its Cyber liability policy.

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If Beeline is not able to protect the privacy, use, and security of customer information, it could sustain damages that may have a material adverse effect on its business, financial condition and results of operations.

Beeline receives, maintains and stores the personal information (“PI”) of its loan applicants, customers and staff . On the customer side, Beeline captures and stores thousands of data points per customer during the loan transaction process. The storage, sharing, use, disclosure, processing and protection of this information are governed by the privacy and data security policies maintained by Beeline. Moreover, there are federal and state laws regarding privacy and the storage, sharing, use, disclosure, processing and protection of PI, personally identifiable information, and user data. Specifically, PI and nonpublic personal information (“NPI”) are increasingly subject to legislation and regulations in numerous jurisdictions. For example, federal law, including the GLBA, the GLBA Safeguards Rule, and the FCRA, among other laws, set forth privacy and data security requirements for NPI and consumer report information. At the state level, state privacy laws, such as the California Consumer Protection Act (the “CCPA”), provide new data privacy rights for consumers and new operational requirements for Beeline. The CCPA also includes a statutory damages framework for violations of the CCPA and a private right of action against businesses that fail to implement and maintain reasonable security procedures and practices appropriate to the nature of the information to prevent data breaches.

Beeline could be materially and adversely affected if legislation or regulations are expanded to require changes in business practices or privacy policies (particularly to the extent such changes would affect the manner in which it stores, shares, uses, discloses, processes and protects such data), or if governing jurisdictions interpret or implement their legislation or regulations in ways that negatively affect its business, financial condition, results of operations, and prospects. In addition, even if legislation or regulation does not expand in a manner that affects Beeline’s business directly, changing consumer attitudes or the perception of the use of personal information also could materially and adversely affect its business, financial condition, and results of operations.

Any penetration of network security or other misappropriation or misuse of PI or personal consumer information, including through ransomware attacks, could cause interruptions in Beeline’s business operations and subject it to increased costs, litigation, and other liabilities. Claims could also be made against Beeline for other misuse of PI, such as the use of personal information for unauthorized purposes or identity theft, which could result in litigation and financial liabilities, and information security incidents also could involve investigations and enforcement from governmental authorities. Security breaches (including ransomware attacks) could also materially and adversely affect Beeline’s reputation with consumers and third parties with whom it does business, as well as expose it to regulatory and litigation risk, which could be exacerbated if it is determined that known security issues were not addressed adequately prior to any such breach. It is possible that advances in computer capabilities, new discoveries, undetected fraud, inadvertent violations of Beeline’s policies or procedures or other developments could result in a compromise of information or a breach of the technology and security processes that are used to protect consumer transaction data. In addition, Beeline’s current work-from-home policy may increase the risk of security breaches, which could result in the misappropriation or misuse of PI. As a result, Beeline’s current security measures may not prevent all security breaches. Beeline may be required to expend significant capital and other resources to protect against and remedy any potential or existing security breaches and their consequences. Beeline also faces risks associated with security breaches affecting third parties, including its third-party partners and vendors. In addition, Beeline faces risks resulting from unaffiliated third parties who attempt to defraud, and obtain personal information directly from, its customers by imitating it. Any publicized security problems affecting Beeline’s businesses and/or those of third parties, whether actual or perceived, may discourage consumers from doing business with Beeline, which could materially and adversely affect its business, financial condition, and results of operations.

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There can be no assurance that any of the above risks will not occur or, if they do occur, that they will be adequately addressed in a timely manner. If any loan applicant, customer, or team member’s information is inappropriately accessed or acquired and used by a third party or a team member for illegal purposes, such as identity theft, Beeline may be responsible to the affected applicant or customer for any losses he, she or they may have incurred as a result of misappropriation or other improper use. In such an instance, Beeline may also be subject to regulatory action, investigation or be liable to a governmental authority for fines or penalties associated with a lapse in the integrity and security of its loan applicants’, customers’ or team members’ information. Beeline may be required to expend significant capital and other resources to protect against and remedy any potential or existing security breaches and their consequences. In addition, Beeline’s remediation efforts may not be successful and it may not have adequate insurance to cover these losses. If Beeline is unable to protect its customers’ PI, Beeline’s business, financial condition, and results of operations can be materially and adversely affected.

Beeline heavily relies on third-party software to operate its business, creating technological risks that it cannot mitigate.

Beeline heavily relies on third-party technology in running its business. Because it utilizes third-party technology, its ability to maintain and control the technology is limited. Such utilization of this technology creates potential risks, including service interruptions, product errors, or failure, all of which could cause Beeline reputational harm, create financial losses, and harm Beeline’s business operations. All of the cybersecurity risks Beeline faces can also impact its business partners and vendors.

Beeline depends, in part, on third party vendor relationships and its ability to become profitable and service its customer base is dependent on the continuation of those relationships.

In addition to the third party technology platforms described above, there are other vendors who provide other products and services required for mortgage origination fulfillment, like credit reporting companies, title companies, appraisal management companies and other data providers. If these providers stop providing services to us on acceptable terms or at all, or if the relationship is terminated, Beeline may be unable to replace that vendor in a timely manner on acceptable terms, or at all. This could result in service disruptions and materially and adversely affect its business, financial condition and operating results.

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If Beeline is unable to protect its intellectual property rights, it may be unable to effectively compete with its competitors

Beeline’s intellectual property, principally its trade secrets and licensed technology, is a key asset. Beeline regards the protection of its intellectual property as critical to its success. Beeline has taken steps to protect its intellectual property by entering into confidentiality agreements with its employees, third-party partners, and third-party vendors. These agreements may not be enforceable or may not effectively prevent disclosure of confidential information, including trade secrets, and may not provide an adequate remedy in the event of an unauthorized disclosure. Monitoring and protecting Beeline’s intellectual property is difficult and may not be adequate. Costly and time-consuming litigation could be necessary to enforce and determine the scope of Beeline’s intellectual property rights, and failure to obtain or maintain protection of its intellectual property rights could materially and adversely affect its business and financial results.

Regulatory Risks

Beeline operates in a heavily regulated industry, and its business operations expose it to risks of noncompliance with a large and increasing body of complex laws and regulations at the federal and state levels.

Due to the heavily regulated nature of the mortgage, home ownership, real estate, and insurance industries, Beeline is required to comply with a wide array of federal and state laws and regulations that regulate, among other things, the manner in which Beeline conducts its loan production, the fees that it may charge, and the collection, use, retention, protection, disclosure, transfer and other processing of personal information. Governmental authorities and various U.S. federal and state agencies have broad oversight and supervisory authority over Beeline’s business.

Both the scope of the laws and regulations and the intensity of the supervision to which Beeline’s business is subject have increased over time, in response to the 2008 financial crisis as well as other factors such as technological and market changes. Failure to satisfy certain requirements or restrictions could result in a variety of regulatory actions such as fines, directives requiring certain steps to be taken, suspension of authority to operate or ultimately a revocation of authority or license. Certain types of regulatory actions could result in a breach of representations, warranties and covenants, and potentially cross-defaults in Beeline’s or our financing arrangements which could limit or prohibit its access to liquidity to operate its business. In addition, while the Biden administration promulgates new rules or guidance, it also may interpret existing laws and regulations in novel ways and/or expand enforcement priorities at certain federal agencies, such as the CFPB and the Federal Trade Commission (the “FTC”). It is therefore possible that new rulemakings, interpretations, or enforcement actions will materially and adversely affect its business, affiliates, and strategic relationships.

Beeline expects that its business will remain subject to extensive regulation and supervision. Although it has systems and procedures designed to comply with developing legal and regulatory requirements, Beeline cannot assure you that more restrictive laws and regulations will not be adopted in the future, or that governmental bodies or courts will not interpret existing laws or regulations in a different or more restrictive manner than it has, which could render its current business practices non-compliant or which could make compliance more difficult or expensive. Any of these or other changes in laws or regulations could materially and adversely affect Beeline’s business, financial condition, and results of operations.

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Changes in GSEs and other applicable government programs could negatively impact Beeline’s business operations.

While the majority of the loans Beeline originates are non-conforming, Beeline does originate conforming loans which must comply with guidelines of the GSEs and government-backed programs. It is possible that the federal government may change the rules and regulations regarding GSEs and other government-backed programs. Beeline cannot guarantee that the federal government will maintain the GSEs and government-backed programs on which it relies. Any such changes could negatively impact Beeline’s ability to do business with such entities and its ability to originate loans. Further, any changes in these entities’ roles or structures could significantly impact Beeline’s business operations and financial condition.

Future AI or technology regulations could negatively impact Beeline’s business and use of technology.

Beeline’s business model and competitive edge requires the use of AI and various technologies to process loans and service its customers. While there is currently no federal legislation regarding AI, it is possible that new federal legislation regarding AI may be adopted, which could negatively impact Beeline’s business operations. Further, any new regulations regarding technology or AI that impact Beeline’s business would increase its compliance costs and risks of regulatory proceedings against it. Should Beeline be unable to comply with any applicable technology or AI regulations, its business operations, financial condition and results of operation will be adversely affected. In addition, Beeline uses an AI product manufactured by MagicBlocks, a company in which Beeline has a minority interest. If Beeline is unable to use this AI product in the future or if MagicBlocks begins imposing usage fees, Beeline may experience additional costs and business disruptions.

Further, if the content, analyses, or recommendations that the AI uses to assist Beeline in processing loans and servicing customers are or are alleged to be deficient, inaccurate, or biased, Beeline could be subject to reputational harm and legal liability, either of which could result in a diversion of management’s attention. The use of AI in Beeline’s business may also result in cybersecurity incidents. Because Beeline’s use of AI involves the collection of its customers’ personal information and data, it is possible that cybersecurity incidents or breaches of the AI Beeline uses could result in the exposure of its customers’ personal information and data. Any such cybersecurity incident could adversely affect its business, create legal liability, result in operational downtime, result in reputational harm, and negatively impact Beeline’s financial condition. Ste and federal legislation or regulations regarding AI which may be adopted or enforced in the future could negatively impact Beeline’s business operations. Any new regulations regarding technology or AI that impact Beeline’s business would increase its compliance costs and risks of regulatory proceedings against it, which could materially harm our operating results and financial condition.

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Because Beeline is subject to various telecommunications, data protection and privacy laws and regulations, as well as various consumer protection laws, including predatory lending laws, its failure to comply with such laws can result in material adverse effects and financial losses.

Beeline is currently subject to a variety of, and may in the future become subject to additional U.S. federal, state, and local laws and regulations that are continuously evolving and developing, including laws on advertising, as well as privacy laws and regulations, such as the Telephone Consumer Protection Act (the “TCPA”), the Telemarketing Sales Rule, the CAN-SPAM Act, the Gramm-Leach-Bliley Act (the “GLBA”), and, at the state level, numerous state privacy laws such as the CCPA.

These types of laws and regulations directly impact Beeline’s business and require ongoing compliance, monitoring and internal and external audits as they continue to evolve and may result in ever-increasing public and regulatory scrutiny and escalating levels of enforcement and sanctions. Subsequent changes to data protection and privacy laws and regulations could also impact how Beeline processes personal information and, therefore, limit the effectiveness of its product offerings or its ability to operate or expand its business, including limiting strategic relationships that may involve the sharing of personal information.

Beeline must also comply with a number of federal and state consumer protection laws and regulations including, among others, the Truth in Lending Act (“TILA”), RESPA, the Equal Credit Opportunity Act, the Fair Credit Reporting Act (“FCRA”), the Fair and Accurate Credit Transactions Act of 2003, the Red Flags Rule, the Fair Housing Act, the Electronic Fund Transfer Act, the Servicemembers Civil Relief Act, the Military Lending Act, the Fair Debt Collection Practices Act, the Homeowners Protection Act, the Home Mortgage Disclosure Act (“HMDA”), the Home ownership and Equity Protection Act (“HOEPA”), the SAFE Act, the Federal Trade Commission Act, the FTC Credit Practices Rules and the FTC Telemarketing Sales Rule, the Mortgage Acts and Practices Advertising Rule, the Bank Secrecy Act (“BSA”) and anti-money laundering requirements, the Foreign Corrupt Practices Act (“FCPA”), the Electronic Signatures in Global and National Commerce Act and related state-specific versions of the Uniform Electronic Transactions Act, the Dodd-Frank Act and other U.S. federal and state laws prohibiting unfair, deceptive or abusive acts or practices as well as the Bankruptcy Code and state foreclosure laws. These statutes apply to loan production, loan servicing, marketing, use of credit reports or credit-based scores, safeguarding of nonpublic, personally identifiable information about its customers, foreclosure and claims handling, investment of and interest payments on escrow balances and escrow payment features, and mandate certain disclosures and notices to customers.

In particular, U.S. federal, state and local laws have been enacted that are designed to discourage predatory lending and servicing practices. The HOEPA prohibits inclusion of certain provisions in residential loans that have mortgage rates or origination fees in excess of prescribed levels and requires that borrowers be given certain disclosures prior to origination. Some states have enacted, or may enact, similar laws or regulations which, in some cases, impose restrictions and requirements greater than those imposed by the HOEPA. In addition, under the anti-predatory lending laws of some states, the production of certain residential loans, including loans that are not classified as “high cost” loans under applicable law, must satisfy a net tangible benefits test with respect to the related borrower. This test may be highly subjective and open to interpretation. As a result, a court may determine that a residential loan, for example, does not meet the test even if the related originator reasonably believed that the test was satisfied. Failure of residential loan originators or servicers to comply with these laws, to the extent any of their residential loans are or become part of its mortgage-related assets, could subject Beeline, as an originator, to monetary penalties and could result in the borrowers rescinding the affected loans. Lawsuits have been brought in various states making claims against originators, servicers, assignees and purchasers of high-cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market. Due to its size and financial condition, Beeline faces greater challenges in defending litigation. If Beeline’s loans are found to have been produced in violation of predatory or abusive lending laws, it could be subject to lawsuits or governmental actions or it could be fined or incur losses and incur reputational damage.

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Beeline’s failure to comply with applicable U.S. federal and state lending, telecommunications, data protection, privacy and consumer protection laws could lead to:

●	loss of its licenses and approvals to engage in its lending, servicing and brokering businesses;
●	damage to its reputation in the industry;
●	governmental investigations and enforcement actions, which also could involve allegations that such compliance failures demonstrate weaknesses in Beeline’s compliance systems;
●	administrative fines and penalties and litigation;
●	civil and criminal liability, including class action lawsuits and defenses to foreclosure;
●	diminished ability to sell loans that it originates or brokers, requirements to sell such loans at a discount compared to other loans or repurchase or address indemnification claims from purchasers of such loans, including the GSEs; and
●	inability to execute on its business strategy, including its growth plans.

Since the laws and regulations to which Beeline is subject are constantly evolving, its compliance costs continue to increase.

As with any regulated business, the smaller the business, the more difficult it is to comply with applicable laws and regulations. Similarly, smaller companies like Beeline are more adversely affect by compliance costs. Large competitors have substantially greater financial resources and revenue to be able pay for and absorb the compliance costs in contrast to Beeline.

As federal and state laws evolve, it may be more difficult for Beeline to identify legal and regulatory developments comprehensively, to interpret changes accurately, and to train its team members effectively with respect to these laws and regulations. Adding to these difficulties, laws may conflict with each other and, if Beeline complies with the laws of one jurisdiction, it may find that it is violating the laws of another jurisdiction. These difficulties potentially increase its exposure to the risks of noncompliance with these laws and regulations, which could materially and adversely affect Beeline’s business. In addition, Beeline’s failure to comply with these laws and regulations may result in reduced payments by customers, modification of the original terms of loans, permanent forgiveness of debt, delays or defenses in the foreclosure process, increased servicing advances, litigation, enforcement actions and repurchase and indemnification obligations, as well as potential allegations that such compliance failures demonstrate weaknesses in its compliance systems. A failure to adequately supervise Beeline’s service providers and vendors, including outside foreclosure counsel, may also have a material adverse effect.

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The laws and regulations applicable to Beeline are subject to administrative or judicial interpretation, but some of these laws and regulations have been recently enacted and may not be interpreted yet or may be interpreted infrequently or inconsistently. Ambiguities in applicable laws and regulations may leave uncertainty with respect to permitted or restricted conduct and may make compliance with laws and risk assessment decisions with respect to compliance with laws difficult and uncertain. In addition, ambiguities make it difficult, in certain circumstances, to determine if, and how, compliance violations may be cured. The adoption by industry participants of different interpretations of these laws and regulations has added uncertainty and complexity to compliance. Beeline may fail to comply with applicable statutes and regulations even if acting in good faith, due to a lack of clarity regarding the interpretation of such laws and regulations, which may lead to regulatory investigations, governmental enforcement actions or private causes of action with respect to Beeline’s compliance.

To resolve issues raised in examinations or other governmental actions, Beeline may be required to take various corrective actions, including changing certain business practices, making refunds or taking other actions that could be financially or competitively detrimental to its. In addition, certain legislative actions and judicial decisions could give rise to the initiation of lawsuits against it for activities it conducted in the past. Furthermore, provisions in Beeline’s mortgage loan and other loan product documentation, including but not limited to the mortgage and promissory notes it uses in loan originations, could be construed as unenforceable by a court. Beeline expects to incur continued costs in complying with applicable government laws and regulations.

If the CFPB expands its loan regulations and exerts more stringent enforcement of existing regulations, it could result in Beeline facing increased compliance costs, enforcement actions, fines, penalties and the inherent reputational harm that results from such actions.

As explained in a prior risk factor, Beeline is subject to the regulatory, supervisory, and examination authority of the CFPB, which has oversight of federal and state non-depository lending and servicing institutions, including residential mortgage originators and loan servicers. The CFPB has rulemaking authority with respect to many of the federal consumer protection laws applicable to mortgage lenders and servicers, including TILA and RESPA. The CFPB has issued or amended a number of regulations pursuant to the Dodd-Frank Act relating to loan production and servicing activities, including ability-to-repay and “qualified mortgage” underwriting standards, loan originator compensation standards, and other production standards and practices as well as servicing requirements that address, among other things, periodic billing statements, certain notices and acknowledgments, prompt crediting of borrowers’ accounts for payments received, additional notice, review and timing requirements with respect to delinquent borrowers, loss mitigation, prompt investigation of complaints by borrowers, and lender-placed insurance notices. The CFPB has also amended provisions of the HOEPA regarding the determination of high-cost mortgages, and of Regulation B, to implement additional requirements under the Equal Credit Opportunity Act with respect to valuations, including appraisals and automated valuation models. The CFPB has also issued guidance to loan servicers to address potential risks to borrowers that may arise in connection with transfers of servicing. Additionally, the CFPB has increased the focus on lender liability and vendor management across the mortgage and settlement services industries, which may vary depending on the services being performed.

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In addition, the CFPB has established expectations for a financial institution’s development and maintenance of a sound compliance systems that is integrated into the overall framework for product design, delivery, and administration across the institution’s entire product and service lifecycle, and that ensures that an institution’s vendors effectively manage their compliance. The CFPB expects an institution’s compliance systems to include board and management oversight and a compliance program that includes policies and procedures, training, monitoring and/or audit, and consumer complaint response. Beeline’s compliance systems could be criticized, for example, if it is determined that management oversight should be strengthened, certain aspects of its employee training program should be augmented, the audit function should be more independent, or Beeline has not sufficiently identified and/or facilitated correction of compliance issues in a timely fashion, due to inadequate allocation of resources or staffing or other causes. Any patterns of violations of consumer financial laws could be considered evidence of compliance systems weaknesses.

The CFPB also has broad enforcement powers and can order for violations of its regulation and standards, among other things, rescission or reformation of contracts, the return of funds or real property, restitution, disgorgement or compensation for unjust enrichment, the payment of damages or other monetary relief, public notifications regarding violations, limits on activities or functions, remediation of practices, external compliance monitoring and civil money penalties. The CFPB has been active in investigations and enforcement actions and, when necessary, has issued civil money penalties to parties the CFPB determines have violated the laws and regulations it enforces. Beeline’s failure to comply with the federal consumer protection laws and regulations to which it is subject, whether actual or alleged, could expose it to enforcement actions, potential litigation liabilities, or reputational harm. The CFPB has the authority to obtain cease-and-desist orders, orders for restitution or rescission of contracts and other kinds of affirmative relief and monetary penalties ranging from up to approximately $6,800 per day for ordinary violations of federal consumer financial laws to approximately $34,000 per day for reckless violations and to approximately $1,360,000 per day for knowing violations.

In addition, the occurrence of one or more of the foregoing events or a determination by the CFPB or any court or regulatory agency that its policies and procedures or other aspects of Beeline’s compliance systems are inadequate or do not comply with applicable law could materially and adversely affect Beeline’s business, financial condition, results of operations.

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If Beeline fails to comply with laws and regulations regarding its use of telemarketing, including the TCPA, it could increase its operating costs and materially and adversely impact its business, financial condition and results of operations, and prospects.

Beeline engages in outbound telephone and text communications with consumers, and accordingly must comply with a number of laws and regulations that govern said communications and the use of automatic telephone dialing systems (“ATDS”), including the TCPA and Telemarketing Sales Rules. The Federal Communications Commission (“FCC”), and the FTC have responsibility for regulating various aspects of these laws. Among other requirements, the TCPA requires Beeline to obtain prior express written consent for certain telemarketing calls and to adhere to “do-not-call” registry requirements which, in part, mandate Beeline maintain and regularly update lists of consumers who have chosen not to be called and restrict calls to consumers who are on the national do-not-call list. Many states have similar consumer protection laws regulating telemarketing. These laws limit Beeline’s ability to communicate with consumers and reduce the effectiveness of its marketing programs. The TCPA does not distinguish between voice and data, and, as such, SMS/MMS messages are also “calls” for the purpose of TCPA obligations and restrictions.

For violations of the TCPA, the law provides for a private right of action under which a plaintiff may recover monetary damages of $500 for each call or text made in violation of the prohibitions on calls made using an “artificial or pre-recorded voice” or an ATDS. A court may treble the amount of damages upon a finding of a “willful or knowing” violation. There is no statutory cap on maximum aggregate exposure (although some courts have applied in TCPA class actions constitutional limits on excessive penalties). An action may be brought by the FCC, a state attorney general, an individual, or a class of individuals. If in the future Beeline is found to have violated the TCPA, the amount of damages and potential liability could be extensive and materially and adversely impact Beeline’s business, financial condition and results of operations. Accordingly, were such a class certified or if Beeline is unable to successfully defend such a suit, then TCPA damages could materially and adversely affect its business, financial condition, results of operations, and prospects. Moreover, defense of any class action is expensive and may divert employees from their normal tasks.

If Beeline is unable to comply with the TRID rules, its business and operations could be materially and adversely affected.

The CFPB implemented loan disclosure requirements, to combine and amend certain TILA and RESPA disclosures. The TRID rules significantly changed consumer-facing disclosure rules and added certain waiting periods to allow consumers time to shop for and consider the loan terms after receiving the required disclosures. If Beeline fails to comply with the TRID rules, including but not limited to disclosure timing requirements and the requirements related to disclosing fees within applicable tolerance thresholds, it may be unable to sell loans that it originates, it may be required to sell such loans at a discount compared to other loans, or it may be subject to repurchase or indemnification demands from purchasers or insurers/guarantors of such loans. Further, the right to rescind certain loans could be extended, Beeline could be required to issue refunds to consumers, and it could be subject to regulatory action, penalties, or civil litigation.

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Federal and state laws regulate Beeline’s strategic relationships with third-party partnerships and vendors; a determination that it has failed to comply with such laws could require restructuring of the relationships, result in material financial liabilities, and expose Beeline to regulatory enforcement and litigation risk, and/or diminish the value of these relationships.

Beeline must comply with a number of federal and state laws including, among others, RESPA, TILA and HMDA. Because its business relies on strategic relationships with third parties and affiliates, it is particularly important that it comply with RESPA, which requires lenders to make certain disclosures to mortgage loan borrowers regarding their settlement costs and affiliate relationships with other settlement service providers, and prohibits kickbacks, referral fees, and unearned fees associated with settlement service business. RESPA-related risk arises, for example, to the extent that certain services provided by one of Beeline’s affiliates or third-party partners are considered to be settlement services, consumers are not able to choose whether such services are provided by the affiliate or Beeline, and consumers are deemed to pay a charge attributable to such services, or if loans are deemed not purchased in the secondary market at fair market value. Additionally, it is important that Beeline comply with TILA and other applicable federal and state laws. Risks related to such laws arise, for example, if points and fees for a transaction exceed certain applicable thresholds, loan originator compensation requirements (including incentive compensation requirements) are not satisfied, and/or TRID or other required disclosures are determined to be noncompliant, and these laws are subject to interpretational complexities in the co-branded mortgage broker context. In addition, Beeline’s lead generation and advertising activities and strategic relationships carry RESPA-related risk depending on certain factors, such as whether a third-party endorses or refers business to Beeline, whether any payments between the parties constitute fair market value, and any potential direct or indirect benefit to Beeline’s third-party partners in addition to benefits provided directly to consumers. Federal and state regulators or courts could adopt interpretations of laws and regulations-including with respect to RESPA and its governance over affiliated business arrangements, bona fide joint ventures and marketing services arrangements, TILA’s provisions applicable to transactions involving mortgage brokers, and other disclosure requirements-that could increase the regulatory risk and scrutiny of Beeline’s affiliate and third-party strategic relationships, raise licensing/registration questions, require restructuring of these relationships (as well as suspend its operations in a given jurisdiction pending such restructuring), result in financial liabilities (including indemnification, repurchase demands or financial penalties), carry litigation risk (including, potentially, false claim-related risk), and/or diminish the value of these relationships.

In 2023, the CFPB clarified its interpretation of RESPA’s longstanding prohibitions on payments for the referral of settlement service business and unearned fees that implicate mortgage lenders’ affiliate relationships, marketing/advertising arrangements, and strategic relationships, and it brought its first public enforcement action alleging RESPA Section 8 violations since 2017. Similar future clarifications, enforcement actions, or potential novel interpretations could implicate Beeline’s affiliate and third-party relationships.

If Beeline fails to comply with employment and labor laws and regulations could materially and adversely affect its business, financial condition, and results of operations.

Beeline is subject to a variety of federal and state employment and labor laws and regulations, including the Americans with Disabilities Act, the Federal Fair Labor Standards Act, and other laws related to working conditions, wage-hour pay, over-time pay, employee benefits, anti-discrimination, and termination of employment. Noncompliance with applicable laws or regulations could subject Beeline to investigations, sanctions, enforcement actions, disgorgement of profits, fines, damages, civil and criminal penalties, or injunctions. An adverse outcome in any such litigation could require Beeline to pay contractual damages, compensatory damages, punitive damages, attorneys’ fees and costs.

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Claims, enforcement actions, or other proceedings could harm Beeline’s reputation, business, financial condition and results of operations. Beeline could be materially and adversely affected by any such litigation. In addition, responding to any action will likely result in a significant diversion of management’s attention and resources and an increase in professional fees.

Risks Related to Merger with the Company

Because the Company received two non-compliance letters from the Nasdaq Stock Market, its failure to maintain its Nasdaq listing, and any delisting could negatively impact our future capital-raising abilities.

In 2024, the Company failed to comply with two applicable Nasdaq Listing Rules, and received non-compliance letters. For example, the Company has been notified that Nasdaq is continuing to monitor its compliance with Nasdaq Listing Rule 5550(b)(1), which requires a listed company to maintain stockholders’ equity of at least $2.5 million (the “Stockholders’ Equity Rule”). While the Company believes it has regained compliance with the Stockholders Equity Rule as the result of its merger with Beeline, there can be no assurances that Nasdaq will ultimately agree. Should the Company be unable to maintain its compliance with Nasdaq Listing Rules, the Company’s stock may be subject to delisting. If the Company’s stock is delisted it would negatively impact the Company’s ability to raise capital, and negatively impact its stockholders’ ability to trade its common stock. Further, we have not complied with Nasdaq’s minimum bid rule. While we are seeking approval of a reverse stock split of our annual stockholder’s meeting scheduled for late December, there can be no assurance our stockholders will approve this charter amendment or if they do, our stock price will not again fail to meet Nasdaq minimum bid requirement. Historically reverse splits depress an issuer’s stock price.

In order to raise capital as necessary to fund our ongoing operations and further our business objectives, and to maintain our listing on Nasdaq, we will need to amend our Articles of Incorporation to increase our authorized common stock, which will involve prolonged, complex and challenging processes and will present significant additional challenges in our capital raising efforts.

We have a very limited number of authorized and unissued shares of our common stock, which has impeded our ability to raise capital. Because of our need to raise capital to fund our operations and growth objectives, we will need to seek stockholder approval to amend our Articles of Incorporation to increase our authorized common stock as necessary to enable us to conduct capital raising transactions. The proxy statement we use for that meeting will need to comply with the SEC’s merger and acquisitions proxy statement rules. These rules require comprehensive and lengthy disclosure about the Beeline merger including a summary of all telephone calls, emails, texts and written communications between us and Beeline through the October 7th merger closing. In addition, the proxy statement will require extensive disclosure about the businesses of Beeline and the Company including the risk factors facing each company, the management and boards of directors of each of Beeline and us, principal stockholders, related party transactions for the prior two year period, and financial statements for the Company and Beeline for two prior years as well as interim financial statements and a discussion about the results of operations and financial condition of each of us for the periods in the financial statements.

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As a public company required to comply with both Nasdaq and SEC rules as they relate to stockholder approval of corporate actions, the process for taking these actions will be prolonged, complex and costly. Under SEC rules, before conducting any shareholder meeting we must first prepare and file a preliminary proxy statement with the SEC. Because we expect the SEC Staff may issue extensive comments, we are uncertain when we can schedule the special meeting of stockholders. We will need to allow 45-60 days following the record date to have a meeting; the record date will be before the mailing. In addition, we face a deadline of February 14th to mail the proxy statement without waiting for completion of our 2024 financial statements, which could further delay our ability to have the meeting.

At that special meeting, we will seek stockholder approval to increase our authorized common stock and make the Series F and other equity we issued and may issue in the near future convertible and able to vote. Given both our present need for capital and the capital intensive nature of our business, the foregoing process and challenges will impose additional strains on us and our ability to raise capital in a timely manner, in amounts sufficient to meet our capital requirements, and/or on terms favorable to us or without subjecting us to excessive or onerous terms. Particularly during the period wherein we do not have sufficient authorized capital and the months following the recent merger, we may be forced to issue derivative securities which have highly dilutive features and/or limit our ability to operate our business or take action which would otherwise be advantageous to our business and stock holders. In addition, due to our recent non-compliance with Nasdaq’s shareholder equity requirement, we may be limited in our ability to raise capital through a debt financing, and as a result of these factors we may be unable to access the amount of capital needed in the timeframe needed or at all.

The above challenges and uncertainties present significant risks to us and our business, including our ability to continue as a going concern, particularly in the short term until we can successfully complete the process required to affect the necessary amendments. If we are unable to navigate this complex and challenging situation, or if we cannot obtain such approvals it could materially adversely affect our business, financial condition and operating results, and you could lose all or almost all of your investment.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

99.1	Beeline Financial Statements for the Fiscal Years Ended December 31, 2023 and 2022
99.2	Beeline Financial Statements for the Six Months Ended June 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTSIDE DISTILLING, INC.

By:	/s/ Geoffrey Gwin
Geoffrey Gwin
Chief Executive Officer

Date: November 21, 2024

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